Filed pursuant to Rule 424(b)(5)
Registration No. 333-209867

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 2, 2016

PROSPECTUS    SUPPLEMENT

(To prospectus dated August 1, 2016)

€

Thermo Fisher Scientific (Finance I) B.V.

            Floating Rate Senior Notes due 2018

Fully and Unconditionally Guaranteed by

Thermo Fisher Scientific Inc.

Thermo Fisher Scientific (Finance I) B.V. (“Thermo Fisher International”) is offering €          aggregate principal amount of Floating Rate Senior Notes due 2018 (the “notes”). Thermo Fisher International will pay interest on the notes quarterly in arrears on                     ,                      ,              and             of each year, commencing on                 , 2016. The notes will mature on                 , 2018.

Thermo Fisher International may redeem the notes, in whole but not in part, at any time at its option, in the event of certain developments affecting U.S. or Netherlands taxation. See “Description of the Notes—Redemption Upon Changes in Withholding Taxes” If a Change of Control Triggering Event as described in this prospectus supplement occurs, Thermo Fisher International may be required to offer to purchase the notes from the holders. See “Description of the Notes—Repurchase Upon a Change of Control.” There is no sinking fund for the notes.

The notes will be general unsecured senior obligations of Thermo Fisher International and will rank equally in right of payment with all of Thermo Fisher International’s other existing and future unsecured senior indebtedness, if any, and will rank senior to any subordinated indebtedness that Thermo Fisher International may incur. All of Thermo Fisher International’s obligations under the notes will be fully and unconditionally guaranteed by Thermo Fisher Scientific Inc. (“Thermo Fisher”), Thermo Fisher International’s parent company, on an unsecured basis (the “guarantee”). The guarantee will rank equally in right of payment with all of Thermo Fisher’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness that Thermo Fisher may incur.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10.

	Per Note		Total
Public offering price		%	€
Underwriting discount		%	€
Proceeds, before expenses, to Thermo Fisher International		%	€

Interest on the notes will accrue from                     , 2016.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. Upon such listing, we will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding.

The underwriter expects to deliver the notes through the book-entry system of Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. against payment on or about                     , 2016.

Sole Book-Running Manager

BofA Merrill Lynch

The date of this prospectus supplement is                     , 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information and Incorporation By Reference” elsewhere in this prospectus supplement.

In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “Thermo Fisher,” “the company,” “we,” “us” and “our” refer to Thermo Fisher Scientific Inc. and its consolidated subsidiaries. The term “Thermo Fisher International” refers to Thermo Fisher Scientific (Finance I) B.V., a private limited liability company, incorporated under Dutch law and a direct, wholly-owned subsidiary of Thermo Fisher. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Pursuant to Rule 3-10(b) (“Rule 3-10(b)”) of Regulation S-X, this prospectus does not contain separate financial statements for Thermo Fisher International since Thermo Fisher International is a direct subsidiary of Thermo Fisher that is 100% owned by Thermo Fisher, and Thermo Fisher files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Thermo Fisher International, which was formed on July 6, 2016, is a “finance subsidiary” of Thermo Fisher as defined in Rule 3-10(b) with no independent function other than financing activities. Thermo Fisher will provide a full and unconditional guarantee of Thermo Fisher International’s obligations under its debt securities, and no other subsidiary of Thermo Fisher will guarantee these obligations.

References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

This prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. Neither we nor the underwriter or its affiliates take any responsibility for, nor can we or the underwriter or its affiliates provide any assurance as to the reliability of, any information that others may give you.

You should assume that the information appearing in this prospectus supplement, any related free writing prospectus that we provide to you, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement, any related free writing prospectus that we provide to you nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

STABILIZATION

IN CONNECTION WITH THE ISSUE OF THE NOTES, MERRILL LYNCH INTERNATIONAL (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON

S-ii

ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

ENFORCEMENT OF JUDGMENTS

The United States and The Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by any court in the United States, whether or not predicated solely upon U.S. securities laws, would not be enforceable in The Netherlands. In order to obtain a judgment which is enforceable in The Netherlands, the claim must be re-litigated before a competent Dutch court. A Dutch court will, under current practice, generally grant the same judgment without re-litigation on the merits if (a) that judgment results from proceedings compatible with the Dutch concept of due process, (b) that judgment does not contravene public policy (openbare orde) of The Netherlands, (c) if the jurisdiction of the court has been based on an internationally acceptable ground and (d) the judgment by the court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in The Netherlands.

Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in The Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in The Netherlands and predicated solely upon U.S. federal securities laws.

S-iii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Any statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “could,” “would,” “intends” and similar expressions are intended to identify forward-looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so even if our estimates or expectations or both change, and you should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

A number of important factors could cause our results to differ materially from those indicated by such forward-looking statements, including those detailed under the heading “Risk Factors” below and in the documents incorporated herein by reference.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. It may not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein.

Thermo Fisher

Thermo Fisher is the world leader in serving science. Our mission is to enable our customers to make the world healthier, cleaner and safer. We help our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics and increase laboratory productivity.

Thermo Fisher had over 50,000 employees and served more than 400,000 customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental, industrial quality and process control settings, as of April 2, 2016.

We serve our customers through our premier brands, Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific and Unity Lab Services:

•	The Thermo Scientific brand offers customers in research, diagnostics, industrial, and applied markets a complete range of high-end analytical instruments as well as laboratory equipment, software, services, consumables and reagents. Our portfolio of products includes innovative technologies for mass spectrometry, chromatography, elemental analysis, molecular spectroscopy, sample preparation, informatics, chemical research and analysis, cell culture, bioprocess production, cellular, protein and molecular biology research, allergy testing, drugs-of-abuse testing, therapeutic drug monitoring testing, microbiology, and anatomical pathology, as well as environmental monitoring and process control.

•	The Applied Biosystems brand offers customers in research, clinical and applied markets integrated instrument systems, reagents, and software for genetic analysis. Our portfolio includes innovative technologies for genetic sequencing and real-time, digital and end point polymerase chain reaction, that are used to determine meaningful genetic information in applications such as cancer diagnostics, human identification testing, and animal health, as well as inherited and infectious disease.

•	The Invitrogen brand offers life science customers a broad range of consumables and instruments that accelerate research and ensure consistency of results. Our portfolio of products includes innovative solutions for cellular analysis and biology, flow cytometry, cell culture, protein expression, synthetic biology, molecular biology and protein biology.

•	Fisher Scientific is our channels brand, offering customers a complete portfolio of laboratory equipment, chemicals, supplies and services used in scientific research, healthcare, safety, and education markets. These products are offered through an extensive network of direct sales professionals, industry-specific catalogs, e-commerce capabilities and supply-chain management services. We also offer a range of biopharma services for clinical trials management and biospecimen storage.

•	Unity Lab Services is our services brand, offering a complete portfolio of services from enterprise level engagements to individual instruments and laboratory equipment, regardless of the original manufacturer. Through our network of world-class service and support personnel, we provide services that are designed to help our customers improve productivity, reduce costs, and drive decisions with better data.

In addition to our premier brands, we offer a number of specialty brands that cover a range of products.

We continuously increase our depth of capabilities in technologies, software and services, and leverage our extensive global channels to address our customers’ emerging needs. Our goal is to make our customers more productive in an increasingly competitive business environment, and to allow them to solve their challenges, from complex research to improved patient care, environmental and process monitoring, and consumer safety.

Thermo Fisher is a Delaware corporation and was incorporated in 1956. The company completed its initial public offering in 1967 and was listed on the New York Stock Exchange in 1980. The company’s principal executive offices are located at 81 Wyman Street, Waltham, Massachusetts 02451, and its telephone number is (781) 622-1000.

Thermo Fisher International

Thermo Fisher International, a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), was incorporated on July 6, 2016 under the laws of The Netherlands, with its corporate seat in Breda, The Netherlands, and its registered office is located at Takkebijsters 1, 4817 BL Breda, Netherlands. Thermo Fisher International is a direct, wholly-owned finance subsidiary of Thermo Fisher. Thermo Fisher International conducts no independent operations other than its financing activities. Thermo Fisher International’s phone number is +31-76-579-5555.

Recent Developments

Share Repurchase

On July 7, 2016, we announced that our board of directors had authorized the repurchase of $1.5 billion of shares of our common stock in the open market or in negotiated transactions. The new repurchase authorization has no expiration date. Our previous repurchase authorization was completed in the first quarter of 2016.

Preliminary Second Quarter 2016 Results

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

On July 28, 2016, we announced our preliminary financial results for the second quarter ended July 2, 2016, which results are highlighted in this section. Interim financial statements as of and for the period ended July 2, 2016 will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.

Preliminary revenues for the second quarter of 2016 increased 6% to $4.54 billion, compared with $4.27 billion in the second quarter of 2015. Acquisitions increased revenues by 3%, and the unfavorable effect of currency translation decreased revenues slightly. Preliminary diluted earnings per share, or EPS, for the second quarter of 2016 was $1.30, versus $1.27 in the second quarter of 2015. Preliminary operating income for the second quarter of 2016 was $638 million, compared with $596 million in the second quarter of 2015, and operating margin was 14.1%, compared with 14.0% in the second quarter of 2015.

Risk Factors

An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-10, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

The Offering

A brief description of the material terms of this offering follows. For a more complete description of the notes offered hereby, see “Description of the Notes” in this prospectus supplement and “Description of Thermo Fisher International Debt Securities” in the accompanying prospectus.

Issuer	Thermo Fisher Scientific (Finance I) B.V.

Guarantor	Thermo Fisher Scientific Inc.

Notes Offered	€ aggregate principal amount of Floating Rate Senior Notes due 2018.

Interest	The notes will bear interest at the rate equivalent to the 3-month EURIBOR plus % per annum; provided that the minimum interest rate shall be zero. Interest on the notes will be paid quarterly in arrears on , , and , commencing on , 2016.

Maturity	The notes will mature on , 2018.

Ranking	The notes will be:

•	general unsecured obligations of Thermo Fisher International;

•	effectively subordinated in right of payment to all existing and future secured indebtedness of Thermo Fisher International, to the extent of the assets securing such indebtedness;

•	structurally subordinated to all existing and future indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the subsidiaries of Thermo Fisher International;

•	equal in right of payment with all existing and future unsecured and unsubordinated indebtedness of Thermo Fisher International; and

•	senior in right of payment to any existing and future indebtedness of Thermo Fisher International that is subordinated to the notes.

The guarantee will be:

•	a general unsecured obligation of Thermo Fisher;

•	effectively subordinated in right of payment to all existing and future secured indebtedness of Thermo Fisher, to the extent of the assets securing such indebtedness;

•	structurally subordinated to all existing and future indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the subsidiaries of Thermo Fisher (other than, with respect to Thermo Fisher International, the notes);

•	equal in right of payment with all existing and future unsecured and unsubordinated indebtedness of Thermo Fisher; and

•	senior in right of payment to any existing and future indebtedness of Thermo Fisher that is subordinated to the guarantee.

As of April 2, 2016:

•	Thermo Fisher and its subsidiaries had approximately $15.0 billion in outstanding consolidated indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities);

•	Thermo Fisher’s subsidiaries (other than Thermo Fisher International) had approximately $1.4 billion of indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities) to which the guarantee would have been structurally subordinated;

•	neither Thermo Fisher nor Thermo Fisher International, which was formed on July 6, 2016, had any secured indebtedness outstanding; and

•	after giving effect to this offering and assuming the application of a portion of the net proceeds from this offering to repay all of the outstanding indebtedness under Thermo Fisher’s term loan facility, Thermo Fisher’s total consolidated indebtedness would have been approximately $ billion, and its subsidiaries (other than Thermo Fisher International) would have had approximately $ billion of indebtedness to which the guarantee would have been structurally subordinated.

Thermo Fisher International, which was formed on July 6, 2016, is a “finance subsidiary” of Thermo Fisher under Rule 3-10(b) of Regulation S-X and has no independent function other than financing activities. As of the date of this prospectus supplement, Thermo Fisher International had no outstanding indebtedness.

Currency of Payment

All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher due to the imposition of exchange controls or other circumstances beyond Thermo Fisher International’s or Thermo Fisher’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher or so used.

Payment of Additional Amounts	Subject to certain exceptions and limitations, Thermo Fisher International and Thermo Fisher may be required to pay as additional interest to certain holders of notes such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by The Netherlands or the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. See “Description of Thermo Fisher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Redemption for Tax Reasons	Thermo Fisher International may redeem all, but not less than all, of the notes in the event of certain changes in the tax law of The Netherlands or the United States (or any taxing authority thereof or therein) if, in the written opinion of independent counsel chosen by Thermo Fisher International or Thermo Fisher, there is a material probability that Thermo Fisher International or Thermo Fisher will become obligated to pay additional interest on the notes as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest to, but not including, the date fixed for redemption. See “Description of Thermo Fisher International Debt Securities—Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus.

Purchase of Notes Upon a Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event (as defined herein), Thermo Fisher International may, in certain circumstances, be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes—Repurchase Upon a Change of Control.”

Use of Proceeds	We intend to use a portion of the net proceeds of this offering to repay all of the outstanding indebtedness under Thermo Fisher’s term loan facility. We intend to use any remaining net proceeds for general corporate purposes, which may include, without limitation, repayment, redemption or refinancing of indebtedness, capital expenditures, funding of possible acquisitions, working capital, satisfaction of other obligations or the repurchase of our outstanding equity securities. See “Use of Proceeds.”

Form and Denomination	The notes will be issued in fully registered form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued in the form of one or more global securities, without coupons, which will be deposited initially with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme. Except in the limited circumstances described under “Description of the Notes—Book-Entry, Delivery and Form,” notes will not be issued in certificated form or exchanged for interests in global securities.

Additional Notes	Thermo Fisher International may from time to time, without notice to or consent of the holders of the notes, issue additional notes having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the original notes. Additional notes issued in this manner will form a single series with the original notes.

Risk Factors	An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-10, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

Listing	We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. Upon such listing, we will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon, London Branch.

Calculation Agent	The Bank of New York Mellon, London Branch.

Governing Law	The indenture, the notes and the guarantee, for all purposes, will be governed by the laws of the State of New York.

Conflict of Interest	Affiliates of the underwriter are lenders under our term loan facility that is being repaid with the proceeds of this offering. Because at least 5% of the net proceeds of this offering, not including underwriting compensation, may be used to repay the amounts outstanding under the term loan facility, such underwriter may be considered to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 with us in regards to this offering.

Summary Consolidated Financial Data

The following table presents summary consolidated financial data as of and for the periods indicated. The statement of income data for each of the fiscal years in the three-year period ended December 31, 2015 and the balance sheet data as of December 31, 2015 and 2014 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016 (the “2015 Form 10-K”), which is incorporated herein by reference. The balance sheet data as of December 31, 2013 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended, originally filed with the SEC on February 26, 2015 and amended on March 5, 2015, which is not incorporated herein by reference. The statement of income data for each of the three-month periods ended April 2, 2016 and March 28, 2015 and the balance sheet data as of April 2, 2016 have been derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended April 2, 2016, filed with the SEC on May 6, 2016 (the “First Quarter 2016 Form 10-Q”), which is incorporated herein by reference. The balance sheet data as of March 28, 2015 have been derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 28, 2015, filed with the SEC on May 1, 2015, which is not incorporated herein by reference. In the opinion of management, our unaudited summary consolidated financial data reflect all adjustments of a normal recurring nature necessary for a fair statement of such financial data. In the opinion of management, our interim financial statements have been prepared on the same basis as our audited consolidated financial statements. Interim results are not necessarily indicative of results of operations for the full year. You should read the following table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes in our 2015 Form 10-K and the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes in our First Quarter 2016 Form 10-Q.

	Three Months Ended		Fiscal Year Ended December 31,
	April 2, 2016(a)	March, 28 2015(b)	2015(c)	2014(d)	2013(e)
	(In millions except per share amounts)
Statement of Income Data:
Revenues	$4,294.8	$3,918.8	$16,965.4	$16,889.6	$13,090.3
Operating Income	517.9	487.3	2,336.2	2,503.0	1,609.6
Income from Continuing Operations	402.3	385.1	1,980.3	1,895.5	1,279.1
Net Income	402.2	385.1	1,975.4	1,894.4	1,273.3
Earnings per Share from Continuing Operations:
Basic	1.02	0.97	4.97	4.76	3.55
Diluted	1.01	0.96	4.93	4.71	3.50
Earnings per Share:
Basic	1.02	0.97	4.96	4.76	3.53
Diluted	1.01	0.96	4.92	4.71	3.48

	As of		As of December 31,
	April 2, 2016(a)	March 28, 2015(b)	2015(c)	2014(d)	2013(e)
	(In millions)
Balance Sheet Data:
Working Capital	$216.0	$(680.0)	$1,593.9	$1,190.0	$6,754.7
Total Assets	42,952.7	41,857.3	40,889.0	42,852.1	31,863.4
Long-term Obligations	11,653.0	10,696.2	11,473.9	12,351.6	9,499.6
Shareholders’ Equity	20,924.4	19,914.8	21,350.2	20,548.1	16,856.1

The caption “restructuring and other costs/income” in the notes below includes amounts charged to cost of revenues, primarily for the sale of inventories revalued at the date of the acquisition, and charges/credits to selling, general and administrative expense primarily for significant acquisition transaction costs.

(a)	Reflects $90 million of pre-tax charges for restructuring and other costs and the repurchase of $1.0 billion of our common stock.
(b)	Reflects $40 million of pre-tax charges for restructuring and other costs and the repurchase of $500 million of our common stock.
(c)	Reflects $171 million of pre-tax charges for restructuring and other costs; after-tax loss of $5 million related to our discontinued operations; and the repurchase of $500 million of our common stock.
(d)	Reflects $140 million of pre-tax income from gains on sale of businesses, net of restructuring and other costs; and after-tax loss of $1 million related to our discontinued operations. Also reflects the acquisition of Life Technologies Corporation in February 2014.
(e)	Reflects $180 million of pre-tax charges for restructuring and other costs; after-tax loss of $6 million related to our discontinued operations; and the repurchase of $90 million of our common stock. Also reflects the issuance of $3.20 billion of long-term debt in December 2013 to fund the acquisition of Life Technologies Corporation in February 2014.

RISK FACTORS

Investing in the notes involves various risks, including the risks described below. You should carefully consider the following risks, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the notes. In addition to the risks described below, our business is subject to risks that affect many other companies, such as competition, technological obsolescence, labor relations, general economic conditions, geopolitical events and international operations. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business, financial condition, results of operations and cash flows.

Risks Relating to the Notes

There may not be a liquid market for the notes.

The notes are a new issue of securities with no established trading market. Although an application will be made to have the notes listed on the New York Stock Exchange, we cannot assure you that the notes will become or remain listed. The listing application is subject to approval by the New York Stock Exchange. Upon such listing, we will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding, however, we may not obtain or be able to maintain such listing on the New York Stock Exchange. If we do not obtain or maintain such listing we are required only to use commercially reasonable efforts to obtain and maintain admission to listing on such other stock exchange as we may, with the consent of the underwriter, decide. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market prices and liquidity of such notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. Moreover, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes. As a result, there can be no assurance that an active trading market will develop for the notes. To the extent an active trading market does not develop, you may not be able to resell your notes at their fair market value or at all.

Thermo Fisher International is a finance subsidiary with no independent operations other than financing activities. Each of Thermo Fisher International and Thermo Fisher will depend on Thermo Fisher’s other subsidiaries for funds to meet their respective obligations under the notes and guarantee.

Thermo Fisher International is a finance subsidiary of Thermo Fisher that conducts no independent operations of its own other than financing activities, and Thermo Fisher is a holding company that conducts substantially all of its operations through its subsidiaries. Thermo Fisher International’s principal source of funds is its financing activities, and Thermo Fisher’s principal sources of funds, including funds to make payments pursuant to the guarantee of the notes, are dividends, distributions, loans or other payments from its subsidiaries. None of the subsidiaries of Thermo Fisher (other than Thermo Fisher International) are under any direct obligation to pay or otherwise fund amounts due on the notes or the guarantee, whether in the form of dividends, distributions, loans or other payments to Thermo Fisher. In addition, there may be statutory, regulatory and contractual limitations on the ability of Thermo Fisher’s subsidiaries to make distributions to it. If Thermo Fisher International has insufficient funds from its financing activities and sufficient funds are not able to be transferred to Thermo Fisher from its other subsidiaries, or sufficient cash or liquidity is not otherwise available, Thermo Fisher International and Thermo Fisher may not be able to make principal or interest payments on outstanding debt, including under the notes and the guarantee.

The notes will not restrict our ability or Thermo Fisher International’s ability to incur additional debt, to repurchase outstanding securities or to take other actions that could negatively impact our ability or its ability to satisfy our respective obligations under the guarantee and the notes.

Neither the notes nor the indenture governing the notes will restrict our ability or the ability of our subsidiaries, including Thermo Fisher International, to incur additional debt, repurchase securities, recapitalize, or pay dividends or make distributions to shareholders, or require us, or Thermo Fisher International, to maintain interest coverage or other current ratios.

Although the indenture governing the notes will contain limited covenants that would restrict our ability and the ability of certain of our subsidiaries, including Thermo Fisher International, to create, incur or assume secured indebtedness or to enter into sale and lease-back transactions or to pledge the capital stock of subsidiaries, these restrictions only apply to the extent that the indebtedness created, incurred or assumed is secured by a lien on a Principal Property (as defined in the indenture) or by a pledge of capital stock of any of our direct or indirect subsidiaries that owns a Principal Property, or to the extent that the property subject to the sale and lease-back transaction is a Principal Property. In order to constitute a Principal Property for purposes of these covenants, a property must have a book value in excess of 3% of our most recently calculated consolidated net assets. Based on our consolidated net assets as of April 2, 2016, a property would only constitute a Principal Property if it had a book value in excess of approximately $814 million. As of the date of this prospectus supplement, neither we nor any of our subsidiaries owns any Principal Property as defined. As a result, as of the date of this prospectus supplement, the notes would not restrict us or our subsidiaries, including Thermo Fisher International, from creating, incurring or assuming an unlimited amount of indebtedness secured by a lien on all of our respective assets or by a pledge of the capital stock of any of our subsidiaries, and we would not be required to equally and ratably secure the notes. As a result, any such secured indebtedness would effectively rank senior to the notes to the extent of the value of the assets and/or the capital stock providing the security.

Other than as described above and under the caption “Description of the Notes—Repurchase Upon a Change of Control” below, the provisions of the indenture governing the notes will not afford holders of debt securities issued thereunder, including the notes, protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders. In addition, our ability to recapitalize, incur additional debt and take a number of other actions that will not be limited by the terms of the notes or the indenture could have the effect of diminishing our ability to make payments on the notes when due.

The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our other subsidiaries (other than Thermo Fisher International).

The notes will be obligations of Thermo Fisher International and will be guaranteed exclusively by us and not by any of our other subsidiaries. As a result, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities and commitments of any of our subsidiaries (other than Thermo Fisher International). Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us to satisfy our obligations under the guarantee. In addition, the indenture governing the notes will not prohibit our subsidiaries from incurring additional indebtedness.

As of April 2, 2016:

•	we and our subsidiaries had approximately $15.0 billion in outstanding consolidated indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities);

•	our subsidiaries (other than Thermo Fisher International) had approximately $1.4 billion of indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities) to which the guarantee would have been structurally subordinated;

•	neither us nor Thermo Fisher International, which was formed on July 6, 2016, had any secured indebtedness outstanding; and

•	after giving effect to this offering and assuming the application of a portion of the net proceeds from this offering to repay all of the outstanding indebtedness under our term loan facility, our total consolidated indebtedness would have been approximately $ billion, and our subsidiaries (other than Thermo Fisher International) would have had approximately $ billion of indebtedness to which the guarantee would have been structurally subordinated.

The notes and the guarantee will be unsecured and therefore would be effectively subordinated to Thermo Fisher’s and Thermo Fisher International’s future secured debt, if any.

The notes and the guarantee will not be secured. As of April 2, 2016, neither Thermo Fisher nor Thermo Fisher International, which was formed on July 6, 2016, had any secured indebtedness outstanding. However, if Thermo Fisher or Thermo Fisher International incur secured indebtedness in the future, the notes and the guarantee will be effectively subordinated to such secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of Thermo Fisher International’s or Thermo Fisher’s bankruptcy, liquidation, reorganization or other winding up, their respective assets that secure such debt will be available to pay obligations on the notes or the guarantee only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

The guarantee of the notes by Thermo Fisher could be voided.

Thermo Fisher’s obligations under its guarantee of the notes may be subject to review under state or federal fraudulent transfer laws in the event of Thermo Fisher’s bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of Thermo Fisher, such as a trustee in bankruptcy, if a court were to find that, when Thermo Fisher entered into the guarantee, it received less than fair consideration or reasonably equivalent value for the guarantee and either:

•	was insolvent;

•	was rendered insolvent;

•	was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital;

•	intended to incur or believed that it would incur debts beyond its ability to pay as the debts matured; or

•	entered into the guarantee with actual intent to hinder, delay or defraud its creditors,

then the court could void the guarantee and Thermo Fisher’s obligations under the guarantee and direct the return of any amounts paid under the guarantee to Thermo Fisher or to a fund for the benefit of its creditors. Furthermore, to the extent that Thermo Fisher’s obligations under the guarantee of the notes exceed the actual benefit that it receives from the issuance of the notes, Thermo Fisher may be deemed not to have received fair consideration or reasonably equivalent value from the guarantee. As a result, the guarantee and Thermo Fisher’s obligations under the guarantee may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

Thermo Fisher International may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless Thermo Fisher International has redeemed, defeased, or satisfied and discharged the notes, each holder of notes will have the right to require Thermo Fisher International to repurchase all or any part of such holder’s notes at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. Upon the occurrence of a Change of Control Triggering Event, there can be no assurance that Thermo Fisher International will have sufficient financial resources available to satisfy its obligations to repurchase the notes. In addition, our ability and Thermo Fisher International’s ability to repurchase the notes for cash may be limited by law or by the terms of other agreements relating to our indebtedness outstanding at that time. Thermo Fisher International’s failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the notes. See “Description of the Notes—Repurchase Upon a Change of Control.”

Insolvency laws of jurisdictions outside of the U.S. may preclude holders of the notes from recovering payments due on the notes.

Thermo Fisher International is incorporated under the laws of The Netherlands. The insolvency laws of The Netherlands may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar.

Dutch laws differ from the laws in effect in the United States and may afford less protection to holders of our securities. A judgment from a U.S. court may not be enforceable in The Netherlands.

Thermo Fisher International is organized under the laws of The Netherlands. Thermo Fisher International has agreed, in accordance with the terms of the indenture under which the notes and guarantee will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture, the notes and the guarantee brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may not be possible to enforce court judgments obtained in the United States against Thermo Fisher International in The Netherlands based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of The Netherlands would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers or the directors or officers of Thermo Fisher International based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with The Netherlands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in The Netherlands. See “Enforcement of Judgments” elsewhere in this prospectus supplement.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the notes will be required to pay for the notes in euro. Neither we, Thermo Fisher International, nor the underwriter will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.

The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.

The notes permit Thermo Fisher International or, in the case of the guarantee, Thermo Fisher to make payments in U.S. dollars if either is unable to obtain euro.

Thermo Fisher International will pay the principal of and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher due to the imposition of exchange controls or other circumstances beyond Thermo Fisher International’s or Thermo Fisher’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of the Notes—Issuance in Euro.”

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The European Commission has proposed a financial transactions tax in certain member states of the European Union which, if adopted, could apply in certain circumstances to secondary market trades of the notes both within and outside of those participating member states.

The European Commission has published a proposal for a directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia, which we refer to as the “participating Member States.” The proposed FTT has very broad scope and could, if implemented in the form proposed by the European Commission, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances.

Under the European Commission proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the financial instruments caught by the proposal where at least one party is a financial institution and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation among the participating Member States. It may therefore be materially altered prior to any implementation (if at all), the timing of which remains unclear, and the extent to which it may ultimately apply (if at all) to dealings in the notes is uncertain. Additional Member States may decide to participate and/or certain of the participating Member States may decide to withdraw. In December 2015, Estonia declared its withdrawal of support for the FTT.

Prospective holders of, and investors in, the notes are advised to seek their own professional advice regarding the FTT.

Risks Relating to Our Business

We must develop new products, adapt to rapid and significant technological change and respond to introductions of new products by competitors to remain competitive.

Our growth strategy includes significant investment in and expenditures for product development. We sell our products in several industries that are characterized by rapid and significant technological changes, frequent new product and service introductions and enhancements and evolving industry standards. Competitive factors include technological innovation, price, service and delivery, breadth of product line, customer support, e-business capabilities and the ability to meet the special requirements of customers. Our competitors may adapt more quickly to new technologies and changes in customers’ requirements than we can. Without the timely introduction of new products, services and enhancements, our products and services will likely become technologically obsolete over time, in which case our revenue and operating results would suffer.

Many of our existing products and those under development are technologically innovative and require significant planning, design, development and testing at the technological, product and manufacturing-process levels. Our customers use many of our products to develop, test and manufacture their own products. As a result, we must anticipate industry trends and develop products in advance of the commercialization of our customers’ products. If we fail to adequately predict our customers’ needs and future activities, we may invest heavily in research and development of products and services that do not lead to significant revenue.

It may be difficult for us to implement our strategies for improving internal growth.

Some of the markets in which we compete have been flat or declining over the past several years. To address this issue, we are pursuing a number of strategies to improve our internal growth, including:

•	strengthening our presence in selected geographic markets;

•	allocating research and development funding to products with higher growth prospects;

•	developing new applications for our technologies;

•	expanding our service offerings;

•	continuing key customer initiatives;

•	combining sales and marketing operations in appropriate markets to compete more effectively;

•	finding new markets for our products; and

•	continuing the development of commercial tools and infrastructure to increase and support cross-selling opportunities of products and services to take advantage of our depth in product offerings.

We may not be able to successfully implement these strategies, and these strategies may not result in the expected growth of our business.

Our business is affected by general economic conditions and related uncertainties affecting markets in which we operate.

Our business is affected by general economic conditions, both inside and outside the U.S. If the global economy and financial markets, or economic conditions in Europe, the U.S. or other key markets, are unstable, it could adversely affect the business, results of operations and financial condition of the company and its customers, distributors, and suppliers, having the effect of:

•	reducing demand for some of our products;

•	increasing the rate of order cancellations or delays;

•	increasing the risk of excess and obsolete inventories;

•	increasing pressure on the prices for our products and services; and

•	creating longer sales cycles and greater difficulty in collecting sales proceeds.

For example, recent developments in Europe have created uncertainty with respect to the ability of certain European countries to continue to service their sovereign debt obligations. This debt crisis could result in customers in Europe taking longer to pay for products they have purchased from us, or being unable to pay at all. The continued weakness in world economies makes the strength and timing of any economic recovery uncertain, and there can be no assurance that global economic conditions will not deteriorate further.

Demand for some of our products depends on capital spending policies of our customers and on government funding policies.

Our customers include pharmaceutical and chemical companies, laboratories, universities, healthcare providers, government agencies and public and private research institutions. Many factors, including public policy spending priorities, available resources and product and economic cycles, have a significant effect on the capital spending policies of these entities.

Spending by some of these customers fluctuates based on budget allocations and the timely passage of the annual federal budget. An impasse in federal government budget decisions could lead to substantial delays or reductions in federal spending. In fiscal year 2013, the U.S. Government was unable to reach agreement on budget reduction measures required by the Budget Control Act of 2011. As a result, in early 2013, an enforcement mechanism known as sequestration went into effect, which triggered one year of budget reductions. In subsequent years, statutory spending caps have constrained federal funding levels. Despite agreement not to impose similar cuts in fiscal years 2014 through 2017, it is possible that Congress will allow similar cuts to occur again in fiscal year 2018 and beyond.

As a multinational corporation, we are exposed to fluctuations in currency exchange rates, which could adversely affect our cash flows and results of operations.

International markets contribute a substantial portion of our revenues, and we intend to continue expanding our presence in these regions. The exposure to fluctuations in currency exchange rates takes on different forms. International revenues and costs are subject to the risk that fluctuations in exchange rates could adversely affect our reported revenues and profitability when translated into U.S. dollars for financial reporting purposes. These fluctuations could also adversely affect the demand for products and services provided by us. As a multinational corporation, our businesses occasionally invoice third-party customers in currencies other than the one in which they primarily do business (the “functional currency”). Movements in the invoiced currency relative to the functional currency could adversely impact our cash flows and our results of operations. Should our international sales grow, exposure to fluctuations in currency exchange rates could have a larger effect on our financial results. In the first three months of 2016, currency translation had an unfavorable effect of $61 million on revenues due to the strengthening of the U.S. dollar relative to other currencies in which the company sells products and services.

The approval of the Brexit Referendum in the United Kingdom may have an adverse impact on our results of operations.

In a referendum vote held on June 23, 2016, the United Kingdom voted to leave the European Union. In 2015, 4.6% of our revenues came from sales to the United Kingdom, which is our second largest market in Europe. The announcement of Brexit adversely impacted global markets, including currencies, and resulted in a sharp decline in the value of the British pound, as compared to the U.S. dollar and other currencies. The announcement of Brexit may create further global economic uncertainty, which may cause our customers in the U.K. and elsewhere to closely monitor their costs and reduce their spending budget on our products and services.

Healthcare reform legislation could adversely impact us.

The Patient Protection and Affordable Care Act could have an adverse impact on us. Some of the potential consequences, such as a reduction in governmental support of healthcare services or adverse changes to the delivery or pricing of healthcare services or products or mandated benefits, may cause healthcare-industry participants to purchase fewer of our products and services or to reduce the prices they are willing to pay for our products or services.

Our inability to protect our intellectual property could have a material adverse effect on our business. In addition, third parties may claim that we infringe their intellectual property, and we could suffer significant litigation or licensing expense as a result.

We place considerable emphasis on obtaining patent and trade secret protection for significant new technologies, products and processes because of the length of time and expense associated with bringing new products through the development process and into the marketplace. Our success depends in part on our ability to develop patentable products and obtain and enforce patent protection for our products both in the United States and in other countries. We own numerous U.S. and foreign patents, and we intend to file additional applications, as appropriate, for patents covering our products. Patents may not be issued for any pending or future patent applications owned by or licensed to us, and the claims allowed under any issued patents may not be sufficiently broad to protect our technology. Any issued patents owned by or licensed to us may be challenged, invalidated or circumvented, and the rights under these patents may not provide us with competitive advantages. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture increased market position. We could incur substantial costs to defend ourselves in suits brought against us or in suits in which we may assert our patent rights against others. An unfavorable outcome of any such litigation could materially adversely affect our business and results of operations.

We also rely on trade secrets and proprietary know-how with which we seek to protect our products, in part, by confidentiality agreements with our collaborators, employees and consultants. These agreements may be breached and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently developed by our competitors.

Third parties may assert claims against us to the effect that we are infringing on their intellectual property rights. With our acquisition of Life Technologies Corporation, we became party to several lawsuits in which plaintiffs claim we infringe their intellectual property. We could incur substantial costs and diversion of management resources in defending these claims, which could have a material adverse effect on our business, financial condition and results of operations. In addition, parties making these claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to make, use, sell, distribute, or market our products and services in the United States or abroad. In the event that a claim relating to intellectual property is asserted against us, or third parties not affiliated with us hold pending or issued patents that relate to our products or technology, we may seek licenses to such intellectual property or challenge those patents. However, we may be unable to obtain these licenses on commercially reasonable terms, if at all, and our challenge of the patents may be unsuccessful. Our failure to obtain the necessary licenses or other rights could prevent the sale, manufacture, or distribution of our products and, therefore, could have a material adverse effect on our business, financial condition and results of operations.

Changes in governmental regulations may reduce demand for our products or increase our expenses.

We compete in many markets in which we and our customers must comply with federal, state, local and international regulations, such as environmental, health and safety and food and drug regulations. We develop, configure and market our products to meet customer needs created by those regulations. Any significant change in regulations could reduce demand for our products or increase our expenses. For example, many of our instruments are marketed to the pharmaceutical industry for use in discovering and developing drugs. Changes in the U.S. Food and Drug Administration’s regulation of the drug discovery and development process could have an adverse effect on the demand for these products.

If our security products do not operate as designed and fail to detect explosives or radiation, we could be exposed to product liability and related claims for which we may not have adequate insurance coverage.

Products currently or previously sold by our environmental and process instruments and radiation measurement and security instruments businesses include fixed and portable instruments used for chemical, radiation and trace explosives detection. These products are used in airports, embassies, cargo facilities, border crossings and other high-threat facilities for the detection and prevention of terrorist acts. If any of these products were to malfunction, it is possible that explosive or radioactive material could fail to be detected by our product, which could lead to product liability claims. There are also many other factors beyond our control that could lead to liability claims, such as the reliability and competence of the customers’ operators and the training of such operators. Any such product liability claims brought against us could be significant and any adverse determination may result in liabilities in excess of our insurance coverage. Although we carry product liability insurance, we cannot be certain that our current insurance will be sufficient to cover these claims or that it can be maintained on acceptable terms, if at all.

Our inability to complete pending acquisitions or to successfully integrate any new or previous acquisitions could have a material adverse effect on our business.

Our business strategy includes the acquisition of technologies and businesses that complement or augment our existing products and services. Certain acquisitions may be difficult to complete for a number of reasons, including the need for antitrust and/or other regulatory approvals. Any acquisition we may complete may be made at a substantial premium over the fair value of the net identifiable assets of the acquired company. Further, we may not be able to integrate acquired businesses successfully into our existing businesses, make such businesses profitable, or realize anticipated cost savings or synergies, if any, from these acquisitions, which could adversely affect our business.

Moreover, we have acquired many companies and businesses. As a result of these acquisitions, we recorded significant goodwill and indefinite-lived intangible assets (primarily tradenames) on our balance sheet, which amount to approximately $19.63 billion and $1.25 billion, respectively, as of April 2, 2016. In addition, we have definite-lived intangible assets totaling $11.99 billion as of April 2, 2016. We assess the realizability of goodwill and indefinite-lived intangible assets annually as well as whenever events or changes in circumstances indicate that these assets may be impaired. We assess the realizability of definite-lived intangible assets whenever events or changes in circumstances indicate that these assets may be impaired. These events or circumstances would generally include operating losses or a significant decline in earnings associated with the acquired business or asset. Our ability to realize the value of the goodwill and intangible assets will depend on the future cash flows of these businesses. These cash flows in turn depend in part on how well we have integrated these businesses. If we are not able to realize the value of the goodwill and intangible assets, we may be required to incur material charges relating to the impairment of those assets.

We are subject to laws and regulations governing government contracts, and failure to address these laws and regulations or comply with government contracts could harm our business by leading to a reduction in revenue associated with these customers.

We have agreements relating to the sale of our products to government entities and, as a result, we are subject to various statutes and regulations that apply to companies doing business with the government. The laws governing government contracts differ from the laws governing private contracts and government contracts may contain pricing terms and conditions that are not applicable to private contracts. We are also subject to investigation for compliance with the regulations governing government contracts. A failure to comply with these regulations could result in suspension of these contracts, criminal, civil and administrative penalties or debarment.

Because we compete directly with certain of our larger customers and product suppliers, our results of operations could be adversely affected in the short term if these customers or suppliers abruptly discontinue or significantly modify their relationship with us.

Our largest customer in the laboratory products business is also a significant competitor. Our business may be harmed in the short term if our competitive relationship in the marketplace with certain of our large customers results in a discontinuation of their purchases from us. In addition, we manufacture products that compete directly with products that we source from third-party suppliers. We also source competitive products from multiple suppliers. Our business could be adversely affected in the short term if any of our large third-party suppliers abruptly discontinues selling products to us.

Because we rely heavily on third-party package-delivery services, a significant disruption in these services or significant increases in prices may disrupt our ability to ship products, increase our costs and lower our profitability.

We ship a significant portion of our products to our customers through independent package delivery companies, such as Federal Express in the U.S. and DHL in Europe. We also maintain a small fleet of vehicles dedicated to the delivery of our products and ship our products through other carriers, including national and regional trucking firms, overnight carrier services and the U.S. Postal Service. If one or more of these third-party package-delivery providers were to experience a major work stoppage, preventing our products from being delivered in a timely fashion or causing us to incur additional shipping costs we could not pass on to our customers, our costs could increase and our relationships with certain of our customers could be adversely affected. In addition, if one or more of these third-party package-delivery providers were to increase prices, and we were not able to find comparable alternatives or make adjustments in our delivery network, our profitability could be adversely affected.

We are required to comply with a wide variety of laws and regulations, and are subject to regulation by various federal, state and foreign agencies.

For example, some of our operations are subject to regulation by the U.S. Food and Drug Administration and similar international agencies. These regulations govern a wide variety of product activities, from design and development to labeling, manufacturing, promotion, sales and distribution. If we fail to comply with the U.S. Food and Drug Administration’s regulations or those of similar international agencies, we may have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our revenues.

We are also subject to a variety of federal, state, local and international laws and regulations that govern, among other things, the importation and exportation of products, the handling, transportation and manufacture of substances that could be classified as hazardous, and our business practices in the U.S. and abroad such as anti-corruption and anti-competition laws. A failure to comply with these laws and regulations could result in criminal, civil and administrative penalties.

Regulations related to “conflict minerals” may cause us to incur additional expenses and could limit the supply and increase the cost of certain metals used in manufacturing our products.

In 2012 the SEC adopted a rule requiring disclosures by public companies of specified minerals, known as conflict minerals, that are necessary to the functionality or production of products manufactured or contracted to be manufactured. The rule requires an annual disclosure report to be filed, and requires companies to perform due diligence and disclose and report whether or not such minerals originate from the Democratic Republic of Congo or an adjoining country. The rule could affect sourcing at competitive prices and availability in sufficient quantities of certain minerals used in the manufacture of our products, including tantalum, tin, gold and tungsten. The number of suppliers who provide conflict-free minerals may be limited. In addition, there may be material costs associated with complying with the disclosure requirements, such as costs related to determining the source of certain minerals used in our products, as well as costs of possible changes to products, processes, or sources of supply as a consequence of such verification activities. As our supply chain is complex, we may not be able to sufficiently verify the origins of the relevant minerals used in our products through the due diligence procedures that we undertake, which may harm our reputation. In addition, we may encounter challenges to satisfy those customers who require that all of the components of our products be certified as conflict-free, which could place us at a competitive disadvantage if we are unable to do so.

Our business could be adversely affected by disruptions at our sites.

We rely upon our manufacturing operations to produce many of the products we sell and our warehouse facilities to store products, pending sale. Any significant disruption of those operations for any reason, such as strikes or other labor unrest, power interruptions, fire, or other events beyond our control could adversely affect our sales and customer relationships and therefore adversely affect our business. We have significant operations in California, near major earthquake faults, which make us susceptible to earthquake risk. Although most of our raw materials are available from a number of potential suppliers, our operations also depend upon our ability to obtain raw materials at reasonable prices. If we are unable to obtain the materials we need at a reasonable price, we may not be able to produce certain of our products or we may not be able to produce certain of these products at a marketable price, which could have an adverse effect on our results of operations.

Fluctuations in our effective tax rate may adversely affect our results of operations and cash flows.

As a global company, we are subject to taxation in numerous countries, states and other jurisdictions. In preparing our financial statements, we record the amount of tax that is payable in each of the countries, states and other jurisdictions in which we operate. Our future effective tax rate, however, may be lower or higher than experienced in the past due to numerous factors, including a change in the mix of our profitability from country to country, changes in accounting for income taxes and recently enacted and future changes in tax laws in jurisdictions in which we operate. Any of these factors could cause us to experience an effective tax rate significantly different from previous periods or our current expectations, which could have an adverse effect on our business, results of operations and cash flows.

We may incur unexpected costs from increases in fuel and raw material prices, which could reduce our earnings and cash flow.

Our primary commodity exposures are for fuel, petroleum-based resins and steel. While we may seek to minimize the impact of price increases through higher prices to customers and various cost-saving measures, our earnings and cash flows could be adversely affected in the event these measures are insufficient to cover our costs.

Unforeseen problems with the implementation and maintenance of our information systems could have an adverse effect on our operations.

As a part of our ongoing effort to upgrade our current information systems, we periodically implement new enterprise resource planning software and other software applications to manage certain of our business operations. As we implement and add functionality, problems could arise that we have not foreseen. Such problems could adversely impact our ability to provide quotes, take customer orders and otherwise run our business in a timely manner. In addition, if our new systems fail to provide accurate pricing and cost data our results of operations and cash flows could be adversely affected.

We also rely on our technology infrastructure, among other functions, to interact with suppliers, sell our products and services, fulfill orders and bill, collect and make payments, ship products, provide services and support to customers, track customers, fulfill contractual obligations and otherwise conduct business. Our systems may be vulnerable to damage or interruption from natural disasters, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks, unauthorized access to customer or employee data or company trade secrets, and other attempts to harm our systems. When we upgrade or change systems, we may suffer interruptions in service, loss of data or reduced functionality. Certain of our systems are not redundant, and our disaster recovery planning is not sufficient for every eventuality. Despite any precautions we may take, such problems could result in, among other consequences, interruptions in our services, which could harm our reputation and financial results.

Our debt may restrict our investment opportunities or limit our activities.

As of April 2, 2016, we had approximately $15.0 billion in outstanding indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities). In addition, we have availability to borrow under a revolving credit facility that provides for up to $2.5 billion of unsecured multi-currency revolving credit, a term loan credit facility that provides for up to $2.0 billion of unsecured loans (in dollars and/or euro) to be used for our pending acquisition of FEI Company (the “FEI Acquisition”) and a bridge facility that provides for up to $2.0 billion of unsecured loans to be used for the same purpose. We may also obtain additional long-term debt and lines of credit to meet future financing needs, which would have the effect of increasing our total leverage.

Our leverage could have negative consequences, including increasing our vulnerability to adverse economic and industry conditions, limiting our ability to obtain additional financing and limiting our ability to acquire new products and technologies through strategic acquisitions.

Our ability to make scheduled payments, refinance our obligations or obtain additional financing will depend on our future operating performance and on economic, financial, competitive and other factors beyond our control. Our business may not generate sufficient cash flow to meet our obligations. If we are unable to service our debt, refinance our existing debt or obtain additional financing, we may be forced to delay strategic acquisitions, capital expenditures or research and development expenditures.

Additionally, the agreements governing our debt require that we maintain certain financial ratios, and contain affirmative and negative covenants that restrict our activities by, among other limitations, limiting our ability to incur additional indebtedness, merge or consolidate with other entities, make investments, create liens, sell assets and enter into transactions with affiliates. The covenants in our revolving credit facility, term loan facilities and bridge facility (each, a “Facility” and together, the “Facilities”) include a total debt-to-Consolidated EBITDA ratio and an interest coverage ratio. Specifically, we have agreed that, so long as any lender has any commitment under the revolving credit facility, any letter of credit is outstanding under the revolving credit facility, or any loan or other obligation is outstanding under the revolving credit facility, we will not permit (as the following terms are defined in the credit agreement governing the revolving credit facility) the Consolidated Leverage Ratio (the ratio of consolidated Indebtedness to Consolidated EBITDA) to be greater than 3.5 to 1.0 as of the last day of any fiscal quarter prior to the closing date of the FEI Acquisition. On and after the date that the FEI Acquisition closes, we have agreed that we will not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter to be greater than 4.5 to 1.0 for the first two consecutive quarters following the FEI Acquisition, with such ratio stepping down to 4.0 to 1.0 for the two immediately following fiscal quarters and then stepping down to 3.5 to 1.0 for each fiscal quarter thereafter. Our term loan facility and bridge facility include Consolidated Leverage Ratio covenants substantively the same as the covenant included in the revolving credit facility.

We have also agreed that so long as any lender has any commitment under the revolving credit facility or any letter of credit is outstanding under the revolving credit facility, or any loan or other obligation is outstanding under any Facility (including the term loan and bridge facilities), we will not permit the Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Expense) to be less than 3.0 to 1.0 as at the last day of any fiscal quarter.

Our ability to comply with these financial restrictions and covenants is dependent on our future performance, which is subject to prevailing economic conditions and other factors, including factors that are beyond our control such as foreign exchange rates and interest rates. Our failure to comply with any of these restrictions or covenants may result in an event of default under the applicable debt instrument, which could permit acceleration of the debt under that instrument and require us to prepay that debt before its scheduled due date. Also, an acceleration of the debt under certain of our debt instruments would trigger an event of default under other of our debt instruments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and related notes in our 2015 Form 10-K and our First Quarter 2016 Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three Months Ended April 2, 2016	Fiscal Year Ended December 31,
		2015	2014	2013	2012	2011
	(unaudited)
Ratios of earnings to fixed charges(1)	4.5x	5.1x	4.9x	5.3x	5.5x	6.2x

(1)	For purposes of determining the ratios above, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of debt expenses and an appropriate interest factor on operating leases.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes will be approximately €          million after deducting the underwriting discount and estimated offering expenses.

We intend to use a portion of the net proceeds of this offering to repay all of the outstanding indebtedness under our term loan facility which, at our option, bears interest at a LIBOR-based rate or a rate based on the prime lending rate of the agent bank and matures on March 6, 2017. We entered into the term loan facility on March 7, 2016 to help fund our acquisition of Affymetrix, Inc., which we acquired on March 31, 2016.

We intend to use any remaining net proceeds for general corporate purposes, which may include, without limitation, repayment, redemption or refinancing of indebtedness, capital expenditures, funding of possible acquisitions, working capital, satisfaction of other obligations or the repurchase of our outstanding equity securities.

CAPITALIZATION

The following table presents the cash and cash equivalents and capitalization of Thermo Fisher as of April 2, 2016 on an actual basis and on an as adjusted basis to give effect to (1) cash repayments made after April 2, 2016 to reduce the outstanding indebtedness under our term loan facility to $600.0 million as of the date of this prospectus supplement and (2) the sale of the notes in this offering and the application of a portion of the net proceeds therefrom, after deducting the underwriting discount and estimated offering expenses, to the repayment of all of the outstanding indebtedness under our term loan facility. See “Use of Proceeds.”

You should read this table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our 2015 Form 10-K and First Quarter 2016 Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

	As of April 2, 2016
	Actual(1)	As Adjusted(2)
	(in millions)
	(unaudited)
Cash and cash equivalents	$826.8	$

Debt included in current liabilities:
Short-term obligations, excluding term loan	$1,228.0	$
Term loan	999.2
Current maturities of long-term debt	1,155.8

	3,383.0
Debt included in long-term liabilities:
Long-term debt, excluding current maturities	$11,653.0	$
Notes offered hereby	—

Total debt	15,036.0
Total stockholders’ equity	20,924.4

Total capitalization	$35,960.4	$

(1)	Does not reflect our issuance in April 2016 of $1.0 billion aggregate principal amount of senior notes due 2023 and the concurrent redemption of $1.0 billion aggregate principal amount of senior notes due 2016.
(2)	As adjusted to reflect (i) cash repayments made after April 2, 2016 to reduce the outstanding indebtedness under our term loan facility to $600.0 million as of the date of this prospectus supplement and (ii) the application of a portion of the net proceeds from this offering to the repayment of all of the outstanding indebtedness under our term loan facility. Amounts associated with this offering have been translated using the exchange rate of €1.00 to $1.0968, the noon buying rate of the Federal Reserve Bank of New York on July 22, 2016.

EXCHANGE RATES

All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. Any payment in respect of the senior notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of the Notes—Issuance in Euro.”

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate in New York City for cable transfers as announced by the U.S. Federal Reserve Board for euro (expressed in U.S. dollars per €1.00). The rates in this table are provided for your reference only.

	Three Months Ended April 2, 2016	Fiscal Year Ended December 31,
		2015	2014	2013	2012	2011
High	1.1390	1.2015	1.3927	1.3816	1.3463	1.4875
Low	1.0743	1.0524	1.2101	1.2774	1.2062	1.2926
Period Average(1)	1.1040	1.1096	1.3297	1.3281	1.2859	1.3931
Period End(2)	1.1385	1.0859	1.2101	1.3779	1.3186	1.2973

(1)	The average of the noon buying rates on each day of the relevant year or period.
(2)	In the event that the period end fell on a day for which data is not available, the exchange rate on the prior most recent business day is given.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms and provisions of debt securities in the “Description of Thermo Fisher International Debt Securities” set forth in the accompanying prospectus, to which description reference is hereby made. Unless the context otherwise indicates, in this section “Description of the Notes,” the term “Thermo Fisher International” refers to Thermo Fisher Scientific (Finance I) B.V. only and “Thermo Fisher” refers to Thermo Fisher Scientific Inc. only and, in each case, not to any of its subsidiaries.

Thermo Fisher International will issue €          initial aggregate principal amount of its Floating Rate Senior Notes due 2018 (the “notes”). The notes will be issued as a separate series of debt securities under an indenture (the “base indenture”) to be entered into among Thermo Fisher International, Thermo Fisher, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”). That indenture will be supplemented by a supplemental indenture to be entered into among Thermo Fisher International, Thermo Fisher, as guarantor, and the trustee (the base indenture, as so supplemented, the “indenture”). Thermo Fisher International will also enter into a paying agency agreement with The Bank of New York Mellon, London Branch, as paying agent (the “paying agent”), and a calculation agency agreement with The Bank of New York Mellon, London Branch, as calculation agent (the “calculation agent”), concurrently with the delivery of the notes.

The indenture provides that Thermo Fisher International’s debt securities may be issued in one or more series, with different terms, in each case, as authorized from time to time by Thermo Fisher International. The specific terms of each other series that Thermo Fisher International may issue in the future may differ from those of the notes. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture, nor does it limit the number of other series or the aggregate amount of any particular series.

The following description is a summary, and does not describe every aspect of the notes and the indenture. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture. Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge upon request. See “Where You Can Find More Information and Incorporation by Reference.” You should read the indenture and the notes because they, and not this description, define your rights as a holder of the notes.

General

The notes will be limited initially to €          aggregate principal amount, but Thermo Fisher International may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional notes having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the original notes. Any such additional debt securities having such similar terms, together with the original notes, will constitute a single series of debt securities for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

The notes will be general unsecured obligations of Thermo Fisher International. The notes will rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of Thermo Fisher International and will rank senior in right of payment to any existing and future indebtedness of Thermo Fisher International that is subordinated to the notes. The notes will also be effectively subordinated to any existing and future secured indebtedness of Thermo Fisher International to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and any future indebtedness and any other liabilities of its subsidiaries.

Thermo Fisher International, which was formed on July 6, 2016, is a “finance subsidiary” of Thermo Fisher under Rule 3-10(b) of Regulation S-X and has no independent function other than financing activities. As of the date of this prospectus supplement, Thermo Fisher International had no outstanding indebtedness and no subsidiaries.

The Thermo Fisher guarantee will be a general unsecured obligation of Thermo Fisher. The guarantee will rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of Thermo Fisher and will rank senior in right of payment to any existing and future indebtedness of Thermo Fisher that is subordinated to the guarantee. The guarantee will also be effectively subordinated to any existing and future secured indebtedness of Thermo Fisher to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and any future indebtedness and any other liabilities of its subsidiaries (other than, with respect to Thermo Fisher International, the notes).

As of April 2, 2016:

•	Thermo Fisher and its subsidiaries had approximately $15.0 billion in outstanding consolidated indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities);

•	Thermo Fisher’s subsidiaries (other than Thermo Fisher International) had approximately $1.4 billion of indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities) to which the guarantee would have been structurally subordinated;

•	neither Thermo Fisher nor Thermo Fisher International, which was formed on July 6, 2016, had any secured indebtedness outstanding; and

•	after giving effect to this offering of notes and assuming the application of a portion of the net proceeds from this offering to repay all of the outstanding indebtedness under Thermo Fisher’s term loan facility, Thermo Fisher’s total consolidated indebtedness would have been approximately $ billion, and its subsidiaries (other than Thermo Fisher International) would have had approximately $ billion of indebtedness to which the guarantee would have been structurally subordinated.

The notes will be issued in fully registered form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued in the form of one or more global securities, without coupons, which will be deposited initially with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

Except as provided below, the notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The notes will not be entitled to the benefit of any sinking fund.

Interest

The notes will mature on                     , 2018. The notes will bear interest at a rate equivalent to the 3-month EURIBOR (as defined below) (the “base rate”) plus     % per year; provided, however, that the minimum interest rate shall be zero. The notes will bear interest from                     , 2016 or from the immediately preceding interest payment date to which interest has been paid. Interest on the notes is payable quarterly in arrears on                 ,                 ,               and             , commencing on                     , 2016 (each, an “interest payment date”); provided, that, if any interest payment date would be a day that is not a business day, such interest payment date will be the next succeeding day that is a business day (and no additional interest will accrue or otherwise accumulate on the amount payable for the period from and after such interest payment date); except that if such next succeeding business day falls in the next succeeding calendar month, such interest payment date will be the immediately preceding business day. The interest rate on the notes will be reset quarterly on                 ,                 ,              and                              , commencing on                     , 2016 (each, an “interest

reset date”); provided, that, if any interest reset date would be a day that is not a business day, such interest reset date will be the next succeeding day that is a business day, except that if such next succeeding business day falls in the next succeeding calendar month, such interest reset date will be the immediately preceding business day. The initial base rate for the notes will be 3-month EURIBOR in effect on                     , 2016. The interest rate on the notes will be determined on the second TARGET business day preceding the interest reset date (a “EURIBOR Interest Determination Date”). Interest on an interest payment date will be paid to the persons, or “holders,” in whose names the notes are registered on the security register at the close of business on the regular record date. The regular record date will be the fifteenth calendar day, whether or not a business day, immediately preceding the related interest payment date. Interest on the notes will be computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated.

The base rate will be equal to the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on each EURIBOR Interest Determination Date, and will be determined in accordance with the following provisions:

•	EURIBOR will be the offered rate for deposits in euros having a maturity of three months, as that rate appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date.

•	If the rate described above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone interbank market by the principal Euro-Zone office of each of four major banks in that market selected by Thermo Fisher International: euro deposits having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. Thermo Fisher International will request the principal Euro-Zone office of each of these banks to provide to the paying agent and the calculation agent a quotation in writing of its rate. If at least two quotations are provided in writing, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean (rounded upwards) calculated by Thermo Fisher International of such quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted in writing, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by Thermo Fisher International: loans of euros having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time.

•	If fewer than three banks selected by Thermo Fisher International are quoting as described above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date.

If any maturity date or earlier date of redemption falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that maturity date or that date of redemption, as the case may be. For purposes of the notes, “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

The principal of each note payable at maturity or earlier redemption will be paid against presentation and surrender of such note at the office or agency maintained for such purpose in London, initially the corporate trust office of the paying agent, located at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom, in euros.

Guarantee

Thermo Fisher will fully and unconditionally guarantee the due and punctual payment of all obligations of Thermo Fisher International under the indenture and the notes, whether for the payment of principal of, premium, if any, or interest or any additional amounts (as defined in the section “Description of Thermo Fisher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus), on the notes or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantee will be an unsecured and unsubordinated obligation of Thermo Fisher and will rank equally with all of its other unsecured and unsubordinated obligations. See “Description of Thermo Fisher International Debt Securities—Guarantee” in the accompanying prospectus.

Issuance in Euro

Thermo Fisher International will pay the principal of and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher due to the imposition of exchange controls or other circumstances beyond Thermo Fisher International’s or Thermo Fisher’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher or so used. In such circumstances, the amount payable on any date in euro will be converted by Thermo Fisher International into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Neither the trustee, the paying agent nor the calculation agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, so long as the notes are in book-entry form, Thermo Fisher International will make payments of principal and interest through the paying agent.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Payment of Additional Amounts

Subject to certain exceptions and limitations, Thermo Fisher International and Thermo Fisher may be required to pay as additional interest to certain noteholders such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by The Netherlands or the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. See “Description of Thermo Fisher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Redemption Upon Changes in Withholding Taxes

Thermo Fisher International may redeem all, but not less than all, of the notes in the event of certain changes in the tax law of The Netherlands or the United States (or any taxing authority thereof or therein) if, in the written opinion of independent counsel chosen by Thermo Fisher International or Thermo Fisher, there is a material probability that Thermo Fisher International or Thermo Fisher will become obligated to pay additional interest on the notes as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest to, but not including, the date fixed for redemption. See “Description of Thermo Fisher International Debt Securities—Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event occurs, unless Thermo Fisher International has redeemed the notes in full, as described above, has defeased the notes or has satisfied and discharged the notes as described below, Thermo Fisher International will make an offer to each holder of notes (the “Change of Control Offer”) to repurchase any and all of such holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes (such principal amount to be equal to €100,000 or an integral multiple of €1,000 in excess thereof), plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, notice shall be delivered to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to the Change of Control Payment Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the notes and the indenture. Thermo Fisher International must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control repurchase provisions of the notes, Thermo Fisher International will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control repurchase provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, Thermo Fisher International will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the trustee or a paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the principal amount of notes or portions of notes being repurchased.

“Below Investment Grade Rating Event” means the notes are downgraded below Investment Grade Rating by any two of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by Thermo Fisher International or Thermo Fisher of the occurrence of a Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by at least two of such Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade, provided that no such extension will occur if on such 60th day the notes are rated Investment Grade by at least two of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agencies).

“Change of Control” means the occurrence of any of the following:

1.	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Thermo Fisher and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Thermo Fisher or one of its direct or indirect wholly owned subsidiaries;

2.	the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Thermo Fisher’s outstanding voting stock or other voting stock into which Thermo Fisher’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

3.	Thermo Fisher consolidates with, or merges with or into, any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” or “group” consolidates with, or merges with or into, Thermo Fisher, in any such event pursuant to a transaction in which any of Thermo Fisher’s voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Thermo Fisher’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

4.	the adoption of a plan relating to Thermo Fisher’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) Thermo Fisher becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Thermo Fisher’s voting stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the voting stock of such holding company immediately following such transaction.

For purposes of this definition, “voting stock” means with respect to any specified person (as that term is used in Section 13(d)(3) of the Exchange Act) capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right to vote has been suspended by the happening of such a contingency.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Thermo Fisher and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that Thermo Fisher International offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Thermo Fisher and its subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings Limited, and any successor to its rating agency business.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P) or a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by Thermo Fisher International (as certified by a resolution of its board of directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

Other Provisions of the Notes

The notes will be subject to certain other provisions set forth in the accompanying prospectus, including under “Description of Thermo Fisher International Debt Securities “—Certain Covenants” and “—Modification and Waiver.”

Defeasance; Satisfaction and Discharge

The notes will be subject to defeasance and discharge and to defeasance of certain covenants as set forth in the indenture. See “Description of Thermo Fisher International Debt Securities—Defeasance” and “Description of Thermo Fisher International Debt Securities—Satisfaction and Discharge” in the accompanying prospectus.

Listing

Thermo Fisher International intends to file an application to list the notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. Upon such listing, Thermo Fisher International will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding.

Events of Default

The indenture defines an Event of Default with respect to the notes. Events of Default on the notes are any of the following:

•	Default in the payment of the principal or any premium on a note when due (whether at maturity, upon acceleration, redemption or otherwise).

•	Default for 30 days in the payment of interest on a note when due.

•	Failure to comply with the provisions described under the caption “—Repurchase Upon a Change of Control.”

•	Failure to observe or perform any other term of the indenture for a period of 90 days after Thermo Fisher International receives a notice of default stating Thermo Fisher International or Thermo Fisher is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the notes.

•	(1) Failure by Thermo Fisher International or Thermo Fisher to pay indebtedness for money Thermo Fisher International or Thermo Fisher borrowed or guaranteed the payment of in an aggregate principal amount of at least $150 million at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (2) acceleration of the maturity of any indebtedness for money Thermo Fisher International or Thermo Fisher borrowed or guaranteed the payment of in an aggregate principal amount of at least $150 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by Thermo Fisher International or Thermo Fisher, as applicable, or waived by the holders of the indebtedness, in each case, as permitted by the governing instrument, then the Event of Default under the indenture governing the notes caused by such default will be deemed likewise to be cured or waived.

•	Certain events in bankruptcy, insolvency or reorganization with respect to Thermo Fisher International or Thermo Fisher.

•	The guarantee of the notes is determined in a final, non-appealable judgment to be unenforceable or invalid or such guarantee is asserted in writing by Thermo Fisher International or Thermo Fisher to no longer be in full force and effect and enforceable in accordance with its terms.

An Event of Default under one series of debt securities issued pursuant to the indenture does not necessarily constitute an Event of Default under any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default (other than in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any series of debt securities or in the payment of any sinking fund or purchase fund installment on any series of debt securities) if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies if an Event of Default Occurs

The indenture provides that if an Event of Default has occurred with respect to the notes and has not been cured, the trustee or the holders of not less than 25% in aggregate principal amount of notes then outstanding may declare the entire principal amount of the notes, and accrued interest, if any, to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to Thermo Fisher International or Thermo Fisher, the principal amount of the notes will be automatically accelerated, without any action by the trustee or any holder. The holders of a majority in aggregate principal amount of notes may by written notice to Thermo Fisher International and the trustee, on behalf of the holders of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, such debt securities.

Except as may otherwise be provided in the indenture in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. Subject to certain exceptions contained in the indenture, these majority holders may also direct the trustee in performing any other action under the indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured.

•	The holders of not less than 25% in aggregate principal amount of all outstanding notes must make a written request that the trustee take action because of the Event of Default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and, during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding notes.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date of that payment.

Thermo Fisher International will furnish to the trustee every year a written statement of one of its officers certifying that, to such officer’s knowledge, Thermo Fisher International is in compliance with the indenture and the notes, or else specifying any default.

Book-Entry, Delivery and Form

Global Clearance and Settlement

The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

For so long as the notes are represented by global notes deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of the notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by Thermo Fisher International and the trustee as the holder of such nominal amount of the notes and the registered holder of the global notes shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of the notes, for which purpose the registered holder of the relevant global note shall be treated by Thermo Fisher International and the trustee as the holder of such nominal amount of the notes in accordance with and subject to the terms of the global notes and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.

Thermo Fisher International has been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of Thermo Fisher International, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euros to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

Thermo Fisher International understands that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Thermo Fisher International understands that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1)	the common depositary notifies Thermo Fisher International that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and Thermo Fisher International fails to appoint a successor depositary within 90 calendar days;

(2)	Thermo Fisher International, at its option, notifies the trustee in writing that it elects to cause the issuance of certificated notes; or

(3)	there has occurred and is continuing an Event of Default with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent) or, at Thermo Fisher International’s option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indenture governing the notes. The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under and governed by the laws of the United States of America, and provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which Thermo Fisher is the issuer.

Paying Agent and Calculation Agent

The Bank of New York Mellon, London Branch, will be the initial paying agent and calculation agent for the notes. Upon notice to the trustee, Thermo Fisher International may change the paying agent and/or the calculation agent at any time.

Governing Law

The indenture, the notes and the guarantee, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York.

CERTAIN TAX CONSIDERATIONS

U.S. Federal Tax Considerations

The following is a summary of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases notes on original issuance at the initial offering price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income tax related to the purchase, ownership and disposition of the notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” (as determined under the Code) is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•	U.S. federal alternative minimum tax consequences, if any;

•	the potential application of the Medicare tax on net investment income;

•	any state, local or non-U.S. tax consequences; and

•	U.S. federal estate or gift taxes, if any.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their own tax advisors.

This summary of material U.S. federal tax considerations is for general information only and is not tax advice for any particular investor. A prospective holder considering the purchase of notes should consult its own tax advisors concerning the U.S. federal income tax consequences to it in light of such prospective holder’s specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of notes that is not a U.S. holder.

Consequences to U.S. Holders

Payments of Interest

Subject to the discussion below under “Additional payments”, interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the issue price of each note will be equal to its stated principal amount or, if the issue price is less than its stated principal amount, the difference will be a de minimis amount (within the meaning of the Code) and the notes will not be issued with original issue discount.

A U.S. holder that uses the cash method of tax accounting and that receives a payment of interest will be required to include in income the U.S. dollar value of the euro payment (determined based on a spot rate on the date the payment is received), and this U.S. dollar value will be the U.S. holder’s tax basis in the euro received.

A U.S. holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income generally will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. holder will recognize foreign currency gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). If a U.S. holder does not wish to translate interest income using the average exchange rate, certain alternative elections may be available. The U.S. dollar value of the euro payment received will be the U.S. holder’s tax basis in the euro received.

Interest income recognized by a U.S. holder with respect to the notes will be treated as foreign-source income for U.S. foreign tax credit purposes. The source of foreign currency gain or loss is generally determined by reference to the residence of the recipient or, in certain circumstances, of the “qualified business unit” of the U.S. holder to which the gain or loss is attributable. In each case such income, gain or loss will generally be treated as income in the “passive category” for those purposes (though in certain cases interest income may be treated as income in the “general category” for those purposes).

Any non-U.S. income taxes withheld from interest payments on a note will generally be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, subject to applicable limitations that may vary depending upon the U.S. holder’s particular circumstances. Alternatively, the U.S. holder may deduct such non-U.S. income taxes in computing U.S. taxable income, provided that the U.S. holder elects to deduct (rather than credit) all eligible foreign income taxes paid or accrued during the taxable year.

Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. For example, if we are required to repurchase the notes in connection with a Change of Control as described in “Description of the Notes—Repurchase Upon a Change of Control,” we must pay a 1% premium. The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “nonfunctional currency contingent payment debt instruments.” However, the possibility that additional payments will be made will not cause the notes to be nonfunctional currency contingent payment debt instruments if, as of the date the notes are issued, there is only a remote chance that such payments will be made or certain other exceptions apply. We have determined and intend to take the position (and the remainder of this discussion assumes) that the possibility of such events occurring will not subject the notes to the nonfunctional currency contingent payment debt rules. Our determination that the notes are not nonfunctional currency contingent payment debt instruments is binding on U.S. holders unless they disclose their contrary positions to the IRS in the manner required by applicable U.S. Treasury Regulations. Our determination that the notes are not nonfunctional currency contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as nonfunctional currency contingent payment debt instruments, U.S. holders might be required, among other things, (i) to accrue interest income at a higher rate than the stated interest rate on the notes, regardless of their method of tax accounting and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. If any additional payments are in fact made, U.S. holders generally will be required to recognize such amounts as income.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above.

A U.S. holder’s tax basis in a note will be the U.S. dollar value of the euro amount paid for the note, determined on the date of the purchase. A U.S. holder’s amount realized generally will equal the U.S. dollar value of the euro received, calculated at the exchange rate in effect on the date of disposition, plus the fair market value of any other property received, in exchange for the note. If the notes are traded on an established securities market, special rules will apply for purposes of determining the exchange rate to use in translating euro to U.S. dollars.

Except to the extent of foreign currency gain or loss, as described below, any gain or loss recognized on a taxable disposition of a note will generally be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of a note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), under current law long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.

A U.S. holder may recognize foreign currency gain or loss upon the sale, redemption or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. holder’s purchase price in euro of the note, determined using the spot price on the date the note is disposed of, and (ii) the U.S. dollar value of the U.S. holder’s purchase price in euro of the note, determined using the spot price on the date the U.S. holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, redemption or other taxable disposition of the note. Any such gain or loss generally will be ordinary income or loss and will generally be sourced by reference to the residence of the U.S. holder or, in certain circumstances, of the “qualified business unit” of the U.S. holder to which the gain or loss is attributable.

If a U.S. holder recognizes a loss upon a sale or other taxable disposition of a note and such loss is above certain thresholds, the U.S. holder may be required to file a disclosure statement with the IRS.

A U.S. holder will have a tax basis in any euro received on the sale, redemption or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined at the time of sale, redemption or other taxable disposition.

If any non-U.S. income tax is withheld on the sale or other taxable disposition of a note, the amount realized by a U.S. holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of such tax. Capital gain or loss, if any, recognized by a U.S. holder on the sale or other taxable disposition of a note will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Alternatively, the U.S. holder may take a deduction for the foreign income tax if the U.S. holder elects to deduct (rather than credit) all eligible foreign income taxes paid or accrued during the taxable year.

Sale of Euro

If a U.S. holder sells the euro received as a principal or interest payment or in exchange for a note, the U.S. holder will have foreign currency gain or loss equal to the difference between the amount of U.S. dollars received (or the U.S. dollar fair market value of any property received) and the U.S. holder’s tax basis in the euro. Any gain or loss realized by a U.S. holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) generally will be characterized as foreign currency gain or loss. Such gain or loss will be ordinary income or loss and will be sourced by reference to the residence of the U.S. holder or, in certain circumstances, of the “qualified business unit” of the U.S. holder to which the gain or loss is attributable.

A U.S. holder who purchases a note with previously owned euro will recognize foreign currency gain or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the euro and the U.S. dollar fair market value of the note on the date of purchase. Any such gain or loss generally will as ordinary income or loss and will be sourced by reference to the residence of the U.S. holder or, in certain circumstances, of the “qualified business unit” of the U.S. holder to which the gain or loss is attributable.

Foreign Financial Asset Reporting

A U.S. holder that holds certain foreign financial assets (which may include our notes) other than in an account at a financial institution may be required to report information relating to such assets to the IRS. Failure to report such information, if required, may result in substantial penalties.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding at the applicable rate will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of its exempt status (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income and is therefore subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

In general, payments of interest on the notes to a non-U.S. holder will not be subject to U.S. federal income or withholding tax, unless (i) the non-U.S. holder is engaged in a trade or business in the United States, (ii) interest on the notes is effectively connected with the conduct of that trade or business, and (iii) if certain income tax treaty provisions apply, such interest is attributable to a U.S. permanent establishment or fixed base, in which event (A) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder, and (B) if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption or Other Taxable Disposition of Notes

Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. income tax unless:

•	that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	that gain is treated as being from U.S. sources, the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

A non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the notes, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, absent a contrary provision in an applicable income tax treaty, such non-U.S. holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding

In general, payments of principal and interest on, and payments of the proceeds of sales of, the notes made to a non-U.S. holder within the United States, or outside the United States by a U.S. payor or U.S. middleman (which includes certain foreign financial intermediaries with certain connections to the United States), may be subject to information reporting and backup withholding unless such non-U.S. holder provides a properly executed applicable IRS Form W-8 or otherwise meet documentary evidence requirements for establishing its status as a non-U.S. holder, or qualifies as an exempt recipient.

Netherlands Tax Considerations

The following overview does not purport to be a comprehensive description of all Netherlands tax considerations that could be relevant to holders of the notes. This overview is intended for general information only. Each prospective holder should consult a professional tax adviser with respect to the tax consequences of an investment in the notes. This overview is based on Netherlands tax legislation and published case law in force as of the date of this prospectus supplement. It does not take into account any developments or amendments thereof after that date, whether or not such developments or amendments have retroactive effect. For the purposes of this section, “The Netherlands” shall mean that part of the Kingdom of The Netherlands that is in Europe.

Scope

Regardless of whether or not a holder of notes is, or is treated as being, a resident of The Netherlands, this summary, with the exception of the section on withholding tax below, does not address The Netherlands tax consequences for such a holder:

•	having a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in the issuer and holders of notes of whom a certain related person holds a substantial interest in the issuer. Generally speaking, a substantial interest in the issuer arises if a person, alone or, where such person is an individual, together with his or her partner (statutory defined term), directly or indirectly, holds or is deemed to hold (i) an interest of 5 per cent. or more of the total issued capital of the issuer or of 5 per cent. or more of the issued capital of a certain class of shares of the issuer, (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in the issuer;

•	who is a private individual and who may be taxed in box 1 for the purposes of Netherlands income tax (inkomstenbelasting) as an entrepreneur (ondernemer) having an enterprise (onderneming) to which the notes are attributable, or who may otherwise be taxed in box 1 with respect to benefits derived from the notes;

•	who is a person to whom the notes and the income from the notes are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of The Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001) and The Netherlands Gift and Inheritance Tax Act 1956 (Successiewet 1956);

•	which is a corporate entity and a taxpayer for the purposes of Netherlands corporate income tax (vennootschapsbelasting), having a participation (deelneming) in the issuer (such a participation is generally present in the case of an interest of at least five per cent of the issuer’s nominal paid-in capital);

•	which is a corporate entity and an exempt investment institution (vrijgestelde beleggingsinstelling) or investment institution (beleggingsinstelling) for the purposes of Netherlands corporate income tax, a pension fund, or otherwise not a taxpayer or exempt for corporate income tax purposes;

•	entities which are a resident of Aruba, Curacao or Sint Maarten that have an enterprise which is carried on through a permanent establishment or a permanent representative on Bonaire, Sint Eustatius or Saba, to which permanent establishment or permanent representative the notes are attributable; or

•	which is not considered the beneficial owner (uiteindelijk gerechtigde) of the notes and/or the benefits derived from the notes.

Withholding tax

All payments made by the issuer under the notes may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

Income tax

Resident holders: A holder who is a private individual and a resident, or treated as being a resident of The Netherlands for the purposes of Netherlands income tax, must record notes as assets that are held in box 3. Taxable income with regard to the notes is then determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realised. This deemed return is fixed at a rate of four per cent of the holder’s yield basis (rendementsgrondslag) at the beginning of the calendar year insofar as the yield basis exceeds a certain threshold (heffingvrij vermogen). Such yield basis is determined as the fair market value of certain qualifying assets held by the holder of the notes, less the fair market value of certain qualifying liabilities on 1 January. The fair market value of the notes will be included as an asset in the holder’s yield basis. The deemed return on income from savings and investments is taxed at a rate of 30 per cent.

Non-resident holders: A holder who is a private individual and neither a resident, nor treated as being a resident of The Netherlands for the purposes of The Netherlands income tax, will not be subject to such tax in respect of benefits derived from the notes, unless such holder is entitled to a share in the profits of an enterprise which is effectively managed in The Netherlands, to which enterprise the notes are attributable.

Corporate income tax

Resident holders: A holder which is a corporate entity and, for the purposes of Netherlands corporate income tax, a resident (or treated as being a resident) of The Netherlands is taxed in respect of benefits derived from the notes at rates of up to 25 per cent.

Non-resident holders: A holder which is a corporate entity and for the purposes of Netherlands corporate income tax neither a resident, nor treated as being a resident, of The Netherlands, will not be subject to corporate income tax unless such holder has an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands, a Netherlands Enterprise (Nederlandse onderneming), to which Netherlands Enterprise the notes are attributable, or such holder is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in The Netherlands and to which enterprise the notes are attributable. Such holder is taxed in respect of benefits derived from the notes at rates of up to 25 per cent.

Gift and inheritance tax

Resident holders: Netherlands gift tax or inheritance tax (schenk- of erfbelasting) will arise in respect of an acquisition (or deemed acquisition) of notes by way of a gift by, or on the death of, a holder of notes who is a resident, or treated as being a resident, of The Netherlands for the purposes of Netherlands gift and inheritance tax.

Non-resident holders: Generally, no Netherlands gift tax or inheritance tax will arise in respect of an acquisition (or deemed acquisition) of notes by way of a gift by, or on the death of, a holder of notes who is neither a resident, nor treated as being a resident, of The Netherlands for the purposes of Netherlands gift and inheritance tax.

Other taxes

No Netherlands value added tax (omzetbelasting) will arise in respect of any payment in consideration for the issue of notes, with respect to any cash settlement of notes or with respect to the delivery of notes. Furthermore, no Netherlands registration tax, capital tax, transfer tax or stamp duty (nor any other similar tax or duty) will be payable in The Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of notes.

Residency

A holder will not become a resident, or a deemed resident of The Netherlands for Netherlands tax purposes by reason only of holding the notes.

UNDERWRITING (CONFLICT OF INTEREST)

Merrill Lynch International is acting as sole book-running manager of this offering. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us, Thermo Fisher International and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, €         aggregate principal amount of notes.

To the extent that the underwriter intends to effect sales of notes in the United States, it will do so through one or more of its U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. We have agreed to indemnify the underwriter and its controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the notes, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter may offer and sell the notes through certain of its affiliates.

Commission and Discount

The underwriter has advised us that it proposes initially to offer the notes at the initial offering price set forth on the cover page of this prospectus supplement. After the initial offering, the initial offering price, concession or any other terms of this offering may be changed.

The expenses of this offering, not including the underwriting discount, are estimated at $        and are payable by us.

Settlement

We expect that delivery of the notes will be made to investors on or about                     , 2016, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than two London business days prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. The listing application is subject to approval by the New York Stock Exchange. Upon such listing, we will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market prices and liquidity of such notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the issue of the notes, Merrill Lynch International (in this capacity, the “stabilizing manager”) (or any person acting on behalf of the stabilizing manager) may over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the stabilization manager of a greater principal amount of notes than they are required to purchase in this offering. The stabilization manager must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the stabilization manager is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while this offering is still in progress.

Similar to other purchase transactions, the stabilization manager’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships and Conflict of Interest

Affiliates of the underwriter are lenders under our revolving credit facilities and also lenders under our term loan facility that is being repaid with the proceeds of this offering. Because at least 5% of the net proceeds of this offering, not including underwriting compensation, may be used to repay the amounts outstanding under the term loan facility, such underwriter may be considered to have a “conflict of interest” within the meaning of FINRA Rule 5121 with us in regards to this offering.

The underwriter and its affiliates are full service financial institutions engaged in various activities. The underwriter and certain of its affiliates have, from time to time, performed and may perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Because the underwriter or its affiliates has a lending relationship with us, the underwriter or certain of its affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions (or both) in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of notes may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to, and is only directed at, persons who (i) fall within the definition of investment professionals (persons having professional experience in matters relating to investments) falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are high net worth entities, and other persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order to whom this document may lawfully be communicated, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any notes may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. Any person who is not a Relevant Person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, notes, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the Netherlands

The notes are solely being offered to “qualified investors” as defined in the Prospectus Directive.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for Thermo Fisher by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. The underwriter has been represented by O’Melveny & Myers LLP, New York, New York. Certain matters under the laws of The Netherlands in connection with this offering will be passed upon for Thermo Fisher International by Linklaters LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Thermo Fisher for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a website that contains reports, proxy and information statements and other information that issuers, including Thermo Fisher, file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov. We also make available free of charge on or through our own website at www.thermofisher.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus supplement or the accompanying prospectus.

We “incorporate by reference” information into this prospectus supplement, any related free writing prospectus, and the accompanying prospectus, which means that we are disclosing important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, any related free writing prospectus, and the accompanying prospectus except for any information that is superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the following documents that we previously filed with the SEC (File No. 001-08002):

•	our Annual Report on Form 10-K filed with the SEC on February 25, 2016, including information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for our 2016 Annual Meeting of Stockholders on Schedule 14A filed on April 5, 2016;

•	our quarterly report on Form 10-Q filed with the SEC on May 6, 2016; and

•	our current reports on Form 8-K filed with the SEC on January 11, 2016, February 25, 2016, March 31, 2016, April 5, 2016, April 13, 2016, May 16, 2016, May 19, 2016, May 27, 2016 and July 1, 2016 (other than information in such reports that is deemed to have been furnished to, rather than filed with, the SEC in accordance with SEC rules).

We also incorporate by reference any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement. The information incorporated by reference, as updated, is an important part of this prospectus supplement. Information that is deemed to be furnished to, rather than filed with, the SEC shall not be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement, any related free writing prospectus, and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, any related free writing prospectus, or the accompanying prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement, any related free writing prospectus, or the accompanying prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, any related free writing prospectus, or the accompanying prospectus, except as modified or superseded.

Paper copies of the filings referred to above (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested) may be obtained free of charge by writing to us or calling us, care of our Investor Relations Department at our principal executive office located at 81 Wyman Street, Waltham, Massachusetts 02451, Telephone: (781) 622-1000.

PROSPECTUS

Thermo Fisher Scientific Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

Guarantees

Thermo Fisher Scientific (Finance I) B.V.

Debt Securities

(fully and unconditionally guaranteed by Thermo Fisher Scientific Inc.)

The Issuers may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

The Issuers may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The common stock of Thermo Fisher Scientific Inc. trades on The New York Stock Exchange under the symbol “TMO”.

Investing in these securities involves certain risks. See “Risk Factors” included in or incorporated by reference in any accompanying prospectus supplement and elsewhere in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, Thermo Fisher or Thermo Fisher International may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the Issuers may offer. Each time Thermo Fisher or Thermo Fisher International sells securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we”, “our” and “us” refer, collectively, to Thermo Fisher Scientific Inc., a Delaware corporation, and its consolidated subsidiaries. The term “Thermo Fisher” refers to Thermo Fisher Scientific Inc. a Delaware corporation, the term “Thermo Fisher International” refers to Thermo Fisher Scientific (Finance I) B.V., a private limited liability company incorporated under Dutch law and the term “Issuers” refers to Thermo Fisher and Thermo Fisher International, collectively.

Pursuant to Rule 3-10(b) (“Rule 3-10(b)”) of Regulation S-X, this prospectus does not contain separate financial statements for Thermo Fisher International since Thermo Fisher International is a direct subsidiary of Thermo Fisher that is wholly-owned by Thermo Fisher, and Thermo Fisher files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Thermo Fisher International, which was formed on July 6, 2016, is a “finance subsidiary” of Thermo Fisher under Rule 3-10(b) with no independent function other than financing activities. Thermo Fisher will provide a full and unconditional guarantee of Thermo Fisher International’s obligations under its debt securities, and no other subsidiary of Thermo Fisher will guarantee these obligations.

WHERE YOU CAN FIND MORE INFORMATION

Thermo Fisher files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.thermofisher.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities the Issuers are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No.001-08002) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016 (including those portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 5, 2016, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015);

•	Quarterly Report on Form 10-Q for the quarter ended April 2, 2016, filed with the SEC on May 6, 2016;

•	Current Reports on Form 8-K filed on January 11, 2016, February 25, 2016, March 31, 2016, April 5, 2016, April 13, 2016, May 16, 2016, May 19, 2016, May 27, 2016 and July 1, 2016; and

•	the description of our common stock contained in our Amendment No. 3 to Registration Statement on Form 8-A filed on September 9, 1999, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Thermo Fisher Scientific Inc.

81 Wyman Street

Waltham, Massachusetts 02451

Attn: Investor Relations

Telephone: (781) 622-1111

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and investors should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus or the date of information incorporated by reference herein.

A number of important factors could cause our results to differ materially from those indicated by such forward-looking statements, including those detailed in the section of any prospectus supplement or document incorporated by reference in this prospectus entitled “Risk Factors.”

THERMO FISHER

Thermo Fisher is the world leader in serving science. Our mission is to enable our customers to make the world healthier, cleaner and safer. We help our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics and increase laboratory productivity.

Thermo Fisher had over 50,000 employees and served more than 400,000 customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental, industrial quality and process control settings, as of April 2, 2016.

We serve our customers through our premier brands, Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific and Unity Lab Services:

•	The Thermo Scientific brand offers customers in research, diagnostics, industrial, and applied markets a complete range of high-end analytical instruments as well as laboratory equipment, software, services, consumables and reagents. Our portfolio of products includes innovative technologies for mass spectrometry, chromatography, elemental analysis, molecular spectroscopy, sample preparation, informatics, chemical research and analysis, cell culture, bioprocess production, cellular, protein and molecular biology research, allergy testing, drugs-of-abuse testing, therapeutic drug monitoring testing, microbiology, anatomical pathology, as well as environmental monitoring and process control.

•	The Applied Biosystems brand offers customers in research, clinical and applied markets integrated instrument systems, reagents, and software for genetic analysis. Our portfolio includes innovative technologies for genetic sequencing and real-time, digital and end point polymerase chain reaction (PCR), that are used to determine meaningful genetic information in applications such as cancer diagnostics, human identification testing, and animal health, as well as inherited and infectious disease.

•	The Invitrogen brand offers life science customers a broad range of consumables and instruments that accelerate research and ensure consistency of results. Our portfolio of products includes innovative solutions for cellular analysis and biology, flow cytometry, cell culture, protein expression, synthetic biology, molecular biology and protein biology.

•	Fisher Scientific is our channels brand, offering customers a complete portfolio of laboratory equipment, chemicals, supplies and services used in scientific research, healthcare, safety, and education markets. These products are offered through an extensive network of direct sales professionals, industry-specific catalogs, e-commerce capabilities and supply-chain management services. We also offer a range of biopharma services for clinical trials management and biospecimen storage.

•	Unity Lab Services is our services brand, offering a complete portfolio of services from enterprise level engagements to individual instruments and laboratory equipment, regardless of the original manufacturer. Through our network of world-class service and support personnel, we provide services that are designed to help our customers improve productivity, reduce costs, and drive decisions with better data.

We continuously increase our depth of capabilities in technologies, software and services, and leverage our extensive global channels to address our customers’ emerging needs. Our goal is to make our customers more productive in an increasingly competitive business environment, and to allow them to solve their challenges, from complex research to improved patient care, environmental and process monitoring, and consumer safety.

Thermo Fisher is a Delaware corporation and was incorporated in 1956. We completed our initial public offering in 1967 and our common stock was listed on the New York Stock Exchange in 1980. Thermo Fisher’s principal executive offices are located at 81 Wyman Street, Waltham, Massachusetts 02451, and its telephone number is (781) 622-1000.

THERMO FISHER INTERNATIONAL

Thermo Fisher International, a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), was incorporated on July 6, 2016, under the laws of The Netherlands, with its corporate seat in Breda, The Netherlands, and its registered office is located at Takkebijsters 1, 4817BL Breda, The Netherlands. Thermo Fisher International is a direct, wholly-owned finance subsidiary of Thermo Fisher and conducts no independent operations other than its financing activities. Thermo Fisher International’s telephone number is +31-76-579-5555.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 25, 2016, which is incorporated by reference in this prospectus.

	Quarter Ended		Fiscal Year Ended
	April 2, 2016		December 31, 2015		December 31, 2014		December 31, 2013		December 31, 2012		December 31, 2011
Ratios of earnings to fixed charges(1)	4.5	x	5.1	x	4.9	x	5.3	x	5.5	x	6.2	x

(1)	For purposes of determining the ratios above, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of debt expenses and an appropriate interest factor on operating leases.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures or the repurchase of our outstanding equity securities. We may temporarily invest the net proceeds in short-term, liquid investments until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF THERMO FISHER DEBT SECURITIES

Thermo Fisher may offer debt securities, which may be senior or subordinated. In this “Description of Thermo Fisher Debt Securities,” we refer to the senior debt securities and the subordinated debt securities that Thermo Fisher issues collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. References to “Thermo Fisher” and the “Issuer” in this “Description of Thermo Fisher Debt Securities” mean Thermo Fisher Scientific Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

Thermo Fisher may issue senior debt securities from time to time, in one or more series under a senior indenture, dated November 20, 2009, between it and The Bank of New York Mellon Trust Company, N.A., which we refer to as the senior trustee. Thermo Fisher may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between Thermo Fisher and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

The indentures do not limit the amount of debt securities that Thermo Fisher may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by the Issuer and may be payable in any currency or currency unit designated by it or in amounts determined by reference to an index.

General

The senior debt securities will constitute the Issuer’s unsecured and unsubordinated general obligations and will rank pari passu with its other unsecured and unsubordinated obligations. The subordinated debt securities will constitute the Issuer’s unsecured and subordinated general obligations and will be junior in right of payment to its senior indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities — Subordination.”

The debt securities will be the Issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	any limit upon the aggregate principal amount of the debt securities;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at the Issuer’s option;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund or other analogous fund;

•	the form of the debt securities;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities will be payable;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•	whether the debt securities will be issued in global form, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	any conversion or exchange features of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee; and

•	any all additional, eliminated or changed terms that will apply to the debt securities.

The Issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series and having the same terms as such series (or the same terms other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The Issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The Issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Certain Covenants

Limitations on Liens. The Issuer will not, and will not permit any of its subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien (other than permitted Liens) on any Principal Property or upon shares of stock of any Principal Subsidiary (whether such Principal Property or shares are now existing or owned or hereafter created or acquired), to secure any indebtedness of the Issuer, any of its subsidiaries or any indebtedness of any other Person, unless the Issuer or such subsidiary also secures all payments due under the senior debt securities and all senior debt securities of any series having the benefit of this covenant (together with, if the Issuer shall so determine, any other indebtedness of the Issuer or any subsidiary of the Issuer then existing or thereafter created ranking equally with the senior debt securities), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the senior debt securities, prior or senior thereto, with the same relative priority as the senior debt securities issued pursuant to the senior indenture will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured. The senior indenture contains the following exceptions to the foregoing prohibition:

(a) Liens existing on the date when the Issuer first issues the senior debt securities pursuant to the senior indenture;

(b) Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any subsidiary of the Issuer or the Issuer or one or more of its subsidiaries acquires directly or indirectly all or substantially all of the stock or assets of such Person; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Issuer or such subsidiary;

(c) Liens on property existing at the time of acquisition thereof by the Issuer or any subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or such subsidiary;

(d) Liens to secure indebtedness incurred prior to, at the time of or within 18 months after the later of the acquisition of any property and the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price thereof or cost of the construction, alteration, repair or improvement thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property;

(e) Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(f) any Lien securing indebtedness of a subsidiary owing to the Issuer or to one or more of its subsidiaries;

(g) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Internal Revenue Code;

(h) Liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing between the Issuer or any subsidiary of the Issuer and any federal, state or municipal government or other government body or quasi-governmental agency;

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (h) above, inclusive, so long as (1) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (2) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and

(j) any Lien on a Principal Property or the shares of stock of a Principal Subsidiary that would not otherwise be permitted by clauses (a) through (i) above, inclusive, securing indebtedness which, together with:

•	the aggregate outstanding principal amount of all other indebtedness of the Issuer and its subsidiaries secured by Liens on a Principal Property or the shares of stock of a Principal Subsidiary that is permitted solely pursuant to this clause (j), and

•	the aggregate Value of existing Sale and Leaseback Transactions that are permitted solely pursuant to clause (c) of “Limitation on Sale and Leaseback Transactions” and are still in existence, does not exceed 10% of Consolidated Net Assets.

In order to constitute a “Principal Property” under the senior indenture, a property must have a book value in excess of 3% of the most recently calculated Consolidated Net Assets. Based on Consolidated Net Assets as of April 2, 2016, a property would only constitute a Principal Property if it had a book value in excess of approximately $814 million. As of the date of this prospectus, neither the Issuer nor any of its subsidiaries owns any Principal Property as defined. See “— Definition of Certain Terms.”

Limitation on Sale and Leaseback Transactions. The Issuer will not, and will not permit any of its subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a) the Issuer or such subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the Principal Property to be leased (without equally and ratably securing debt securities of any series having the benefit of this covenant) pursuant to clauses (a) through (i) under “— Limitations on Liens” above;

(b) the Issuer applies, during the six months following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to either (or a combination of) the voluntary retirement of Funded Debt or to the acquisition of property; or

(c) the aggregate Value of such Sale and Leaseback Transaction plus the Value of all other Sale and Leaseback Transactions of Principal Properties entered into after the date of the issuance of the senior debt securities permitted solely by this clause (c) and still in existence, plus the aggregate amount of all indebtedness secured by Liens permitted solely by clause (j) of “Limitations on Liens” does not exceed 10% of Consolidated Net Assets.

Certain Other Covenants. The senior indenture contains certain other covenants regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless indicated otherwise in a prospectus supplement, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the senior indenture do not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in the Issuer’s credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving the Issuer or any of its affiliates that may adversely affect such holders.

Consolidation, Merger and Sale of Assets. Unless indicated otherwise in a prospectus supplement, the Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its and its subsidiaries property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into the Issuer, unless:

•	the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof, or, subject to certain conditions (including an obligation to pay additional amounts in respect of withholding taxes), a jurisdiction outside the United States, and shall expressly assume, by a supplemental indenture, executed and delivered to the senior trustee, all of the Issuer’s obligations under the senior indenture and the senior debt securities;

•	immediately after giving effect to such transaction, no default or event of default (each as defined in the senior indenture) shall have occurred and be continuing; and

•	the Issuer delivers to the senior trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person will succeed to, and be substituted for, the Issuer under the senior indenture and the senior debt securities and, except in the case of a lease, the Issuer shall be released of all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change of Control. Unless the Issuer indicates otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event the Issuer has a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Definition of Certain Terms. The following are the meanings of terms that are important in understanding the covenants described above.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP as in effect on the date of the senior indenture.

“Consolidated Net Assets” means the consolidated total assets of the Issuer and its subsidiaries as reflected in its most recent balance sheet prepared in accordance with U.S. GAAP as in effect at the time of such determination, less (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue and obligations under capital leases) and (b) acquisition-related intangible assets in accordance with U.S. GAAP in effect at the time of such determination. Consolidated Net Assets includes goodwill of the Issuer and its subsidiaries.

“Funded Debt” means, as of any date of determination, the Issuer’s indebtedness or the indebtedness of a subsidiary maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP as in effect on the date of the senior indenture, and in each case ranking at least pari passu with the senior debt securities.

“indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

1) in respect of borrowed money;

2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); and

3) in respect of Capital Lease Obligations.

In addition, the term “indebtedness” includes (x) all indebtedness (as defined above) of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness (as defined above) of any other Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the senior indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, association, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (i) owned by the Issuer or any of its subsidiaries located in the United States, including the Issuer’s principal corporate office, any manufacturing facility or plant or any portion thereof and (ii) having a book value, as of the date of determination, in excess of 3% of the most recently calculated Consolidated Net Assets. Principal Property does not include any property that the Issuer’s board of directors has determined not to be of material importance to the business conducted by the Issuer and its subsidiaries, taken as a whole. As of the date of this prospectus, none of the Issuer’s current properties or those of its subsidiaries constitutes a Principal Property.

“Principal Subsidiary” means any direct or indirect subsidiary of the Issuer that owns a Principal Property.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any subsidiary of any Principal Property which has been or is to be sold or transferred by the Issuer or such subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Issuer and a subsidiary or between subsidiaries of the Issuer, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

“U.S. GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction.

Events of Default

The senior indenture defines an Event of Default with respect to any series of senior debt securities issued pursuant to the senior indenture. Events of Default on the senior debt securities are any of the following:

•	Default in the payment of the principal or any premium on senior debt securities when due (whether at maturity, upon acceleration, redemption or otherwise);

•	Default for 30 days in the payment of interest on senior debt securities when due;

•	Failure by the Issuer to observe or perform any other term of the senior indenture for a period of 90 days after it receives a notice of default stating that it is in breach. The notice must be sent by either the senior trustee or holders of 25% of the principal amount of the senior debt securities of the affected series;

•

(1) Failure by the Issuer to pay indebtedness for money it borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (2) acceleration of the maturity of any indebtedness for money that the

Issuer borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Issuer, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the senior indenture governing the senior debt securities caused by such default will be deemed likewise to be cured or waived;

•	Certain events in bankruptcy, insolvency or reorganization with respect to the Issuer; and

•	Any other Event of Default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of senior debt securities issued pursuant to the senior indenture does not necessarily constitute an Event of Default under any other series of senior debt securities. The senior indenture provides that the senior trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The senior indenture provides that if an Event of Default has occurred with respect to a series of senior debt securities and has not been cured, the senior trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to the Issuer, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the senior trustee or any holder. The holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to the Issuer and the senior trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the senior indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, such senior debt securities.

Except as may otherwise be provided in the senior indenture in cases of default, where the senior trustee has some special duties, the senior trustee is not required to take any action under the senior indenture at the request of any holders unless the holders offer the senior trustee protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the senior trustee is provided, the holders of a majority in principal amount of the outstanding senior debt securities of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the senior trustee. Subject to certain exceptions contained in the senior indenture, these majority holders may also direct the senior trustee in performing any other action under the senior indenture.

Before you bypass the senior trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	You must give the senior trustee written notice that an Event of Default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding senior debt securities of the affected series must make a written request that the senior trustee take action because of the Event of Default, and must offer reasonable indemnity to the senior trustee against the cost and other liabilities of taking that action.

•	The senior trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the senior trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding senior debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date of that payment.

The Issuer will furnish to the senior trustee every year a written statement of two of its officers certifying that to their knowledge the Issuer is in compliance with the senior indenture and the senior debt securities, or else specifying any default.

Satisfaction and Discharge

The senior indenture will cease to be of further effect and the senior trustee, upon the Issuer’s demand and at its expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the senior indenture upon compliance with certain conditions, including:

•	the Issuer having paid all sums payable by it under the senior indenture, as and when the same shall be due and payable;

•	the Issuer having delivered to the senior trustee for cancellation all senior debt securities theretofore authenticated under the senior indenture;

•	all senior debt securities of any series outstanding under the senior indenture not theretofore delivered to the senior trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and the Issuer shall have deposited with the senior trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the senior indenture; or

•	the Issuer having delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal tax law, the deposit and the Issuer’s legal release from the senior debt securities would be treated as though it took back your senior debt securities and gave you your share of the cash and senior debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to the Issuer. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Full Defeasance. The Issuer can legally release itself from any payment or other obligations on the debt securities of any series (called “full defeasance”) if the following conditions are met:

•	The Issuer deposits in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	There is a change in current U.S. federal tax law or an IRS ruling that lets the Issuer make the above deposit without causing you to be taxed on the debt securities any differently than if the Issuer did not make the deposit and instead repaid the debt securities itself when due. Under current U.S. federal tax law, the deposit and the Issuer’s legal release from the debt securities would be treated as though the Issuer took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to the Issuer.

•	The Issuer delivers to the trustee a legal opinion of its counsel confirming the tax law change or ruling described above.

If the Issuer ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to the Issuer for repayment in the event of any shortfall.

However, even if the Issuer makes the deposit in trust and opinion delivery arrangements discussed above, a number of its obligations relating to the debt securities will remain. These include the Issuer’s obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Without any change of current U.S. federal tax law, the Issuer can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the Issuer must do the following:

•	The Issuer must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	The Issuer must deliver to the trustee a legal opinion of its counsel confirming that under current U.S. federal income tax law the Issuer may make the above deposit without causing you to be taxed on the debt securities any differently than if it did not make the deposit and instead repaid the debt securities itself when due.

If the Issuer accomplishes covenant defeasance, you can still look to it for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as the Issuer’s bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes the Issuer can make to the senior indenture and the senior debt securities.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the senior debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal or interest on any senior debt securities of such series;

•	reduce any amounts due on any senior debt securities of such series;

•	reduce the amount of principal payable upon acceleration of the maturity of the senior debt securities following an Event of Default;

•	change the place or currency of payment for the senior debt securities;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to modify or amend the senior indenture or the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the senior indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the senior indenture, except to increase the percentage required for any modification or to provide that other provisions of the senior indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the senior debt securities. The following is a list of those types of changes:

•	cure any ambiguity, defect or inconsistency;

•	evidence the succession of another entity to the Issuer’s obligations under the senior indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to the covenants for the benefit of holders of outstanding debt securities or to surrender any right or power the Issuer has under the senior indenture;

•	add additional events of default;

•	secure senior debt securities of any series;

•	make any change that does not adversely affect the rights of any holder of senior debt securities in any material respect;

•	issue additional debt securities of any series;

•	evidence and provide for a successor senior trustee and add to or change the provisions of the senior indenture to provide for or facilitate the administration of the trusts under the senior indenture; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Nor does the Issuer need any approval to make changes that affect only senior debt securities to be issued under the senior indenture after the changes take effect. The Issuer may also make changes or obtain waivers that do not adversely affect the senior debt securities, even if they affect other senior debt securities issued under the senior indenture. In those cases, the Issuer needs only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring a Majority Vote. Any other change to the senior indenture and the senior debt securities would require the following approval:

•	If the change affects only senior debt securities of one series, it must be approved by the holders of a majority in principal amount of the senior debt securities of that series.

•	If the change affects the senior debt securities as well as the senior debt securities of one or more other series issued under the senior indenture, it must be approved by the holders of a majority in principal amount of the senior debt securities and each other series of senior debt securities affected by the change.

•	In each case, the required approval must be given by written consent.

The same vote would be required for the Issuer to obtain a waiver of a past default. However, the Issuer cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the senior indenture and the senior debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless the Issuer obtains your individual consent to the waiver.

Further Details Concerning Voting

The senior debt securities will not be considered outstanding, and therefore not eligible to vote, if the Issuer has deposited or set aside in trust for you money for their payment or redemption. The senior debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

The Issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the senior indenture. In certain limited circumstances, the senior trustee will be entitled to set a record date for action by holders. If the Issuer or the senior trustee sets a record date for a vote or other action to be taken by holders of senior debt securities, that vote or action may be taken only by persons who are holders of outstanding senior debt securities on the record date and must be taken within 180 days following the record date or another period that the Issuer may specify (or as the senior trustee may specify, if it set the record date). The Issuer may shorten or lengthen (but not beyond 180 days) this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of the Issuer in the senior indenture or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of its incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Senior Trustee

The Bank of New York Mellon Trust Company, N.A., as senior trustee under the senior indenture, has been appointed by the Issuer as paying agent, registrar and custodian with regard to the senior debt securities. The senior trustee or its affiliates may from time to time in the future provide banking and other services to the Issuer in the ordinary course of their business.

The senior indenture provides that, prior to the occurrence of an Event of Default with respect to the senior debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the senior trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and has not been cured or waived, the senior trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the senior trustee thereunder, should it become a creditor of the Issuer or any of its subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by the senior trustee in respect of any such claims, as security or otherwise. The senior trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the senior trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such debt securities shall have become due and payable will be repaid to the Issuer. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against the Issuer, and the senior trustee and paying agents will have no liability therefor.

Governing Law

The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except the subordinated indenture and subordinated debt securities will not include a limitation on liens or a limitation on sale and leaseback transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the Issuer’s senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of the Issuer’s senior indebtedness, it may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except under limited circumstances set forth in the subordinated indenture. In addition, upon any payment or distribution of the Issuer’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all its senior indebtedness. Because of this subordination, if the Issuer dissolves or otherwise liquidates, holders of its subordinated debt securities may receive less, ratably, than holders of its senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. The Issuer’s senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF THERMO FISHER INTERNATIONAL DEBT SECURITIES

Thermo Fisher International may offer senior debt securities that are fully and unconditionally guaranteed by Thermo Fisher. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. References to “Thermo Fisher International” and “Issuer” in this “Description of Thermo Fisher International Debt Securities” mean Thermo Fisher Scientific (Finance I) B.V., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries and affiliates and references to “Thermo Fisher” or the “Guarantor” mean Thermo Fisher Scientific Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

Thermo Fisher International may issue senior debt securities from time to time, in one or more series under an indenture to be entered into among it, Thermo Fisher and The Bank of New York Mellon Trust Company, N.A., which we refer to as the trustee. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This prospectus briefly outlines some of the provisions of the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

The indenture will not limit the amount of debt securities that Thermo Fisher International may issue. The indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by the Issuer and may be payable in any currency or currency unit designated by the Issuer or in amounts determined by reference to an index.

General

The debt securities will constitute the Issuer’s unsecured and unsubordinated general obligations, will be fully and unconditionally guaranteed by Thermo Fisher and will rank pari passu with the Issuer’s other unsecured and unsubordinated obligations. The debt securities will be the Issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Thermo Fisher International is a finance subsidiary of Thermo Fisher and conducts no independent operations of its own other than financing activities. Thermo Fisher is a holding company that conducts substantially all of its operations through its subsidiaries, and, as a result, the guarantee of debt securities will be effectively subordinated to the creditors of Thermo Fisher’s other subsidiaries. This means that all claims of creditors (including trade creditors) of Thermo Fisher’s other subsidiaries will have priority with respect to the assets of such subsidiaries over Thermo Fisher’s claims (and therefore the claims of its creditors, including holders of debt securities guaranteed by Thermo Fisher).

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at the Issuer’s option;

•	provisions for a sinking fund or other analogous fund;

•	the form of the debt securities;

•	if other than denominations of €100,000 or any integral multiple of €1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities will be payable;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•	whether the debt securities will be issued in global form, the types of global securities to be issued, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	any conversion or exchange features of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	the terms of the guarantee, including any corresponding changes to the provisions of the indenture then in effect; and

•	any all additional, eliminated or changed terms that will apply to the debt securities.

The Issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series and having the same terms as such series (or the same terms other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The Issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The Issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Guarantee

Thermo Fisher will fully and unconditionally guarantee the full and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Thermo Fisher International under the indenture.

Under certain circumstances, Thermo Fisher may assume all of the Issuer’s obligations under the indenture and the debt securities.

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, Thermo Fisher International may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•	if there is an amendment to, or change in, the laws, regulations, rulings or treaties of The Netherlands, the United States or other jurisdiction in which Thermo Fisher International or Thermo Fisher or, in each case, any successor thereof (including a continuing Person formed by a consolidation with Thermo Fisher International or Thermo Fisher, into which Thermo Fisher International or Thermo Fisher is merged, or that acquires or leases all or substantially all of the property and assets of Thermo Fisher International or Thermo Fisher) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Thermo Fisher International or Thermo Fisher;

•	as a result of such amendment or change, Thermo Fisher International or Thermo Fisher becomes, or there is a material probability that Thermo Fisher International or Thermo Fisher will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•	the obligation to pay Additional Amounts cannot be avoided through Thermo Fisher International’s or Thermo Fisher’s commercially reasonable measures, not including substitution of the obligor of the debt securities;

•	Thermo Fisher International delivers to the trustee:

•	a certificate of Thermo Fisher International or Thermo Fisher, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Thermo Fisher International or Thermo Fisher as the case may be, taking commercially reasonable measures available to it; and

•	a written opinion of independent tax counsel to Thermo Fisher International or Thermo Fisher, as the case may be, of recognized standing to the effect that Thermo Fisher International or Thermo Fisher, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Thermo Fisher International or Thermo Fisher, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•	following the delivery of the certificate and opinion described in the previous bullet point, Thermo Fisher International provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Thermo Fisher International or Thermo Fisher would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, Thermo Fisher International may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, neither Thermo Fisher International nor Thermo Fisher will deduct or withhold from payments made by Thermo Fisher International or Thermo Fisher under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Thermo Fisher International or Thermo Fisher is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Thermo Fisher International or Thermo Fisher, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the debt securities or for or on account of:

•	any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each cash, other than the mere fact of ownership of such securities, without another presence or business in such Taxing Jurisdiction);

•	has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•	with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•	actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Thermo Fisher International or Thermo Fisher within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

•	is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the Code;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;

•	any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 15-day period;

•	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•	with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by Thermo Fisher International or Thermo Fisher or any paying agent from payments in respect of such debt securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent;

•	any withholding or deduction for Taxes which would not have been imposed if the relevant debt securities had been presented to another paying agent in a member state of the European Union as of the date of the indenture;

•	any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of debt securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of Thermo Fisher International and Thermo Fisher, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•	upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Thermo Fisher International or Thermo Fisher or if, notwithstanding Thermo Fisher International’s or Thermo Fisher’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Thermo Fisher International or Thermo Fisher will be obligated to pay Additional Amounts with respect to such payment, Thermo Fisher International or Thermo Fisher will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Thermo Fisher International will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in The Netherlands or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Thermo Fisher International or Thermo Fisher or any successor to Thermo Fisher International or Thermo Fisher, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture, any debt securities, any guarantee or in this “Description of Thermo Fisher International Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Certain Terms of the Debt Securities

Certain Covenants

Limitations on Liens. Thermo Fisher will not, and will not permit any of its subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien (other than permitted Liens) on any Principal Property or upon shares of stock of any Principal Subsidiary (whether such Principal Property or shares are now existing or owned or hereafter created or acquired), to secure any indebtedness of Thermo Fisher, any of its subsidiaries or any indebtedness of any other Person, unless Thermo Fisher or such subsidiary also secures all payments due under the debt securities, the guarantees of the debt securities and guarantees of all debt securities of any series having the benefit of this covenant (together with, if Thermo Fisher shall so determine, any other indebtedness of Thermo Fisher or any subsidiary of Thermo Fisher then existing or thereafter created ranking equally with the debt securities, the guarantees of the debt securities or such subsidiary indebtedness), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the debt securities, the guarantees of the debt securities or such subsidiary indebtedness, prior or senior thereto, with the same relative priority as the debt securities, the guarantees of the debt securities or such subsidiary indebtedness will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured. The indenture contains the following exceptions to the foregoing prohibition:

(a) Liens existing on the date when the Issuer first issues the debt securities pursuant to the indenture;

(b) Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated with Thermo Fisher or any of its subsidiaries or Thermo Fisher or one or more of its subsidiaries acquires directly or indirectly all or substantially all of the stock or assets of such Person; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by Thermo Fisher or such subsidiary;

(c) Liens on property existing at the time of acquisition thereof by Thermo Fisher or any of its subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Thermo Fisher or such subsidiary;

(d) Liens to secure indebtedness incurred prior to, at the time of or within 18 months after the later of the acquisition of any property and the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price thereof or cost of the construction, alteration, repair or improvement thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property;

(e) Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(f) any Lien securing indebtedness of a subsidiary of Thermo Fisher owing to Thermo Fisher or to one or more of Thermo Fisher’s subsidiaries;

(g) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Code;

(h) Liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing between Thermo Fisher or any subsidiary of Thermo Fisher and any federal, state or municipal government or other government body or quasi-governmental agency;

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (h) above, inclusive, so long as (1) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (2) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and

(j) any Lien on a Principal Property or the shares of stock of a Principal Subsidiary that would not otherwise be permitted by clauses (a) through (i) above, inclusive, securing indebtedness which, together with:

•	the aggregate outstanding principal amount of all other indebtedness of Thermo Fisher and its subsidiaries secured by Liens on a Principal Property or the shares of stock of a Principal Subsidiary that is permitted solely pursuant to this clause (j), and

•	the aggregate Value of existing Sale and Leaseback Transactions that are permitted solely pursuant to clause (c) of “Limitation on Sale and Leaseback Transactions” and are still in existence, does not exceed 10% of Thermo Fisher’s Consolidated Net Assets.

In order to constitute a “Principal Property” under the indenture, a property must have a book value in excess of 3% of Thermo Fisher’s most recently calculated Consolidated Net Assets. Based on Consolidated Net Assets as of April 2, 2016, a property would only constitute a Principal Property if it had a book value in excess of approximately $814 million. As of the date of this prospectus, neither Thermo Fisher nor any of its subsidiaries owns any Principal Property as defined. See “— Definition of Certain Terms.”

Limitation on Sale and Leaseback Transactions. Thermo Fisher will not, and will not permit any of its subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a) Thermo Fisher or such subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the Principal Property to be leased (without equally and ratably securing debt securities of any series having the benefit of this covenant) pursuant to clauses (a) through (i) under “— Limitations on Liens” above;

(b) Thermo Fisher or any subsidiary of Thermo Fisher applies, during the six months following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to either (or a combination of) the voluntary retirement of Funded Debt or to the acquisition of property; or

(c) the aggregate Value of such Sale and Leaseback Transaction plus the Value of all other Sale and Leaseback Transactions of Principal Properties, entered into after the date of the first issuance of the debt securities under the indenture, permitted solely by this clause (c) and still in existence, plus the aggregate amount of all indebtedness secured by Liens permitted solely by clause (j) of “Limitations on Liens” does not exceed 10% of Consolidated Net Assets.

Business Activities. Thermo Fisher International will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.

Certain Other Covenants. The indenture contains certain other covenants regarding, among other matters, corporate existence and reports to holders of debt securities. Unless indicated otherwise in a prospectus supplement, the debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture do not afford holders of debt securities issued thereunder protection in the event of a sudden or significant decline in the Issuer’s credit quality or the credit quality of Thermo Fisher or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving the Issuer, Thermo Fisher or any of its affiliates that may adversely affect such holders.

Consolidation, Merger and Sale of Assets. Unless indicated otherwise in a prospectus supplement, the Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into it , unless:

•	(1) the continuing Person is Thermo Fisher International or Thermo Fisher or (2) the continuing Person formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof, or a Person validly existing under the laws of Switzerland, the United Kingdom, The Netherlands or any other member state of the European Union as of the date of the indenture, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the Issuer’s obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no default or event of default (each as defined in the indenture) shall have occurred and be continuing; and

•	the Issuer delivers to the trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person will succeed to, and be substituted for, the Issuer under the indenture and the debt securities and, except in the case of a lease, the Issuer shall be released of all obligations under the indenture and the debt securities.

In addition, unless indicated otherwise in a prospectus supplement, Thermo Fisher will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into it, unless:

•	(1) the continuing Person is Thermo Fisher or (2) the continuing Person formed by such consolidation or into which Thermo Fisher is merged or that acquired or leased such property and assets, shall be a Person validly existing under the laws of the United States of America or any jurisdiction thereof, or a jurisdiction outside of the United States, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of Thermo Fisher’s obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no default or event of default (each as defined in the indenture) shall have occurred and be continuing; and

•	Thermo Fisher delivers to the trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

No Protection in the Event of a Change of Control. Unless indicated otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event the Issuer has or Thermo Fisher has a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Definition of Certain Terms. The following are the meanings of certain terms that are important in understanding the covenants described above.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP as in effect on the date of the indenture.

“Consolidated Net Assets” means the consolidated total assets of Thermo Fisher and its subsidiaries as reflected in the most recent balance sheet of Thermo Fisher prepared in accordance with U.S. GAAP as in effect at the time of such determination, less (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue and obligations under capital leases) and (b) acquisition-related intangible assets in accordance with U.S. GAAP as in effect at the time of such determination. Consolidated Net Assets includes the goodwill of Thermo Fisher and its subsidiaries.

“Funded Debt” means, as of any date of determination, Thermo Fisher’s indebtedness or the indebtedness of a subsidiary of Thermo Fisher maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP as in effect on the date of the indenture, and in each case ranking at least pari passu with the debt securities, the Thermo Fisher guarantee of the debt securities or the other senior indebtedness of such subsidiary of Thermo Fisher.

“indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

1) in respect of borrowed money;

2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); and

3) in respect of Capital Lease Obligations.

In addition, the term “indebtedness” includes (x) all indebtedness (as defined above) of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness (as defined above) of any other Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, association, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (i) owned by Thermo Fisher or any of its subsidiaries located in the United States, including Thermo Fisher’s principal corporate office, any manufacturing facility or plant or any portion thereof and (ii) having a book value, as of the date of determination, in excess of 3% of Thermo Fisher’s most recently calculated Consolidated Net Assets. Principal Property does not include any property that Thermo Fisher’s board of directors has determined not to be of material importance to the business conducted by Thermo Fisher and its subsidiaries, taken as a whole. As of the date of this prospectus, none of Thermo Fisher’s current properties or those of its subsidiaries constitutes a Principal Property.

“Principal Subsidiary” means any direct or indirect subsidiary of Thermo Fisher that owns a Principal Property.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by Thermo Fisher or any subsidiary of any Principal Property which has been or is to be sold or transferred by Thermo Fisher or such subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between Thermo Fisher and a subsidiary or between subsidiaries of Thermo Fisher, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

“U.S. GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction.

Events of Default

The indenture defines an Event of Default with respect to any series of debt securities issued pursuant to the indenture. Events of Default on the debt securities are any of the following:

•	Default in the payment of the principal or any premium on debt securities when due (whether at maturity, upon acceleration, redemption or otherwise);

•	Default for 30 days in the payment of interest on debt securities when due;

•	Failure by the Issuer or Thermo Fisher to observe or perform any other term of the indenture for a period of 90 days after the Issuer or Thermo Fisher, as applicable, receives a notice of default stating the Issuer or Thermo Fisher is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the debt securities of the affected series;

•	(1) Failure by the Issuer or Thermo Fisher to pay indebtedness for money the Issuer or Thermo Fisher borrowed or guaranteed the payment of in an aggregate principal amount of at least $150 million at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (2) acceleration of the maturity of any indebtedness for money the Issuer or Thermo Fisher borrowed or guaranteed the payment of in an aggregate principal amount of at least $150 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Issuer or Thermo Fisher, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the indenture governing the debt securities caused by such default will be deemed likewise to be cured or waived;

•	Certain events in bankruptcy, insolvency or reorganization with respect to the Issuer or Thermo Fisher;

•	The guarantee of the obligations under the debt securities is determined in a final, non-appealable judgment to be unenforceable or invalid or such guarantee is asserted in writing by Thermo Fisher International or Thermo Fisher to no longer be in full force and effect and enforceable in accordance with its terms; and

•	Any other Event of Default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of debt securities issued pursuant to the indenture does not necessarily constitute an Event of Default under any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The indenture provides that if an Event of Default has occurred with respect to a series of debt securities and has not been cured, the trustee or the holders of not less than 25% in principal amount of the debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to the Issuer or Thermo Fisher, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. The holders of a majority in aggregate principal amount of the debt securities of the affected series may by written notice to the Issuer, Thermo Fisher and the trustee may, on behalf of the holders of the debt securities of the affected series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, such debt securities.

Except as may otherwise be provided in the indenture in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. Subject to certain exceptions contained in the indenture, these majority holders may also direct the trustee in performing any other action under the indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding debt securities of that series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date of that payment.

The Issuer will furnish to the trustee every year a written statement of one of its officers certifying that to such officer’s knowledge the Issuer is in compliance with the indenture and the debt securities, or else specifying any default.

Satisfaction and Discharge

The indenture will cease to be of any further effect with respect to a series of debt securities and the related guarantee, and the trustee, upon the Issuer’s demand and at its expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such debt securities and the related guarantee if:

•	the Issuer or Thermo Fisher have delivered to the trustee for cancellation all such debt securities theretofore authenticated under the indenture; or

•	all debt securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable or by their terms will become due and payable within one year or are to be called for redemption within one year and, in each such case, the Issuer or Thermo Fisher shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds (or equivalent government obligations in the case of debt securities denominated in a currency other than U.S. dollars) that will generate enough cash to pay, at maturity or upon redemption, all such debt securities; and

if, in either case, the Issuer or Thermo Fisher also pay or cause to be paid all sums payable under the indenture with respect to such debt securities, and the Issuer or Thermo Fisher delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that these conditions with respect to such debt securities have been satisfied.

Under current U.S. federal tax law, the deposit and the Issuer’s legal release from the debt securities would be treated as though it took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to the Issuer. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities and the related guarantee issued under the indenture.

Full Defeasance. The Issuer can legally release itself and Thermo Fisher from any payment or other obligations on the debt securities of any series and the related guarantee (called “full defeasance”) if the following conditions are met:

•	The Issuer deposits or Thermo Fisher deposits in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds (or equivalent government obligations in the case of debt securities denominated in a currency other than U.S. dollars) that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	There is a change in current U.S. federal tax law or an IRS ruling that lets the Issuer or Thermo Fisher make the above deposit without causing you to be taxed on the debt securities any differently than if the Issuer or Thermo Fisher did not make the deposit and instead repaid the debt securities themselves when due. Under current U.S. federal tax law, the deposit and the Issuer’s and Thermo Fisher’s legal release from the debt securities and the related guarantee would be treated as though the Issuer took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to the Issuer.

•	The Issuer delivers or Thermo Fisher delivers to the trustee a legal opinion of counsel confirming the tax law change or ruling described above.

If the Issuer ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to the Issuer or Thermo Fisher for repayment in the event of any shortfall.

However, even if the Issuer makes or Thermo Fisher makes the deposit in trust and opinion delivery arrangements discussed above, a number of obligations relating to the debt securities will remain. These include the obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Without any change of current U.S. federal tax law, the Issuer or Thermo Fisher can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series and related guarantee. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the Issuer or Thermo Fisher must do the following:

•	The Issuer or Thermo Fisher must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds (or equivalent government obligations in the case of debt securities denominated in a currency other than U.S. dollars) that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	The Issuer or Thermo Fisher must deliver to the trustee a legal opinion of counsel confirming that under current U.S. federal income tax law the Issuer or Thermo Fisher may make the above deposit without causing you to be taxed on the debt securities any differently than if the Issuer or Thermo Fisher did not make the deposit and instead repaid the debt securities when due.

If the Issuer accomplishes covenant defeasance, you can still look to the Issuer or Thermo Fisher for repayment of the debt securities or the related guarantee if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as the Issuer’s or Thermo Fisher’s bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes the Issuer can make to the indenture and the debt securities.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the debt securities without specific approval of each holder. The following is a list of those types of changes:

•	change the stated maturity of the principal or interest on any debt securities of such series;

•	reduce any amounts due on any debt securities of such series;

•	reduce the amount of principal payable upon acceleration of the maturity of the debt securities following an Event of Default;

•	change the place or currency of payment for the debt securities;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the debt securities;

•	release Thermo Fisher from its obligations in respect of the guarantee of any series of debt securities or modify Thermo Fisher’s obligations thereunder other than in accordance with the provisions of the indenture;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to modify or amend the indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture, except to increase the percentage required for any modification or to provide that other provisions of the indenture may not be modified or waived without consent of the holder of each debt security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt securities. This following is a list of those types of changes:

•	cure any ambiguity, defect or inconsistency;

•	evidence the succession of another entity to the Issuer’s obligations or the obligations of Thermo Fisher under the indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to the Issuer’s covenants or Thermo Fisher’s covenants for the benefit of holders of outstanding debt securities or to surrender any right or power the Issuer has or Thermo Fisher has under the indenture;

•	add additional events of default;

•	secure debt securities of any series;

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

•	issue additional debt securities of any series;

•	evidence and provide for a successor trustee and add to or change the provisions of the indenture to provide for or facilitate the administration of the trusts under the indenture; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Nor does the Issuer need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect. The Issuer may also make changes or obtain waivers that do not adversely affect the debt securities, even if they affect other debt securities issued under the indenture. In those cases, the Issuer needs only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring a Majority Vote. Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only debt securities of one series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•	If the change affects the debt securities as well as the debt securities of one or more other series issued under the indenture, it must be approved by the holders of a majority in principal amount of the debt securities and each other series of debt securities affected by the change.

•	In each case, the required approval must be given by written consent.

The same vote would be required for the Issuer to obtain a waiver of a past default. However, the Issuer cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the indenture and the debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless the Issuer obtains your individual consent to the waiver.

Further Details Concerning Voting

The debt securities will not be considered outstanding, and therefore not eligible to vote, if the Issuer has or Thermo Fisher has deposited or set aside in trust for you money for their payment or redemption. The debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

The Issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the Issuer or the trustee sets a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that the Issuer may specify (or as the trustee may specify, if it sets the record date). The Issuer may shorten or lengthen (but not beyond 180 days) this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no recourse shall be had under any obligation, covenant or agreement of the Issuer or Thermo Fisher in the indenture or in any of the debt securities or guarantees or because of the creation of any indebtedness represented thereby, against any of the Issuer’s or Thermo Fisher’s respective incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture, has been appointed by the Issuer as paying agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to the Issuer in the ordinary course of their business. The trustee also serves as senior trustee under the senior indenture of Thermo Fisher.

The indenture provides that, prior to the occurrence of an Event of Default with respect to the debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and has not been cured or waived, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of the Issuer or Thermo Fisher or any of its subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such debt securities shall have become due and payable will be repaid to the Issuer or Thermo Fisher. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against the Issuer or Thermo Fisher, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture, the guarantees and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our third amended and restated certificate of incorporation, as amended by the amendment to our third amended and restated certificate of incorporation (as amended, the “certificate of incorporation”), our bylaws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you. When we refer to “we,” “our,” and “us” in this “Description of Capital Stock,” we mean Thermo Fisher Scientific Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

Our capital stock consists of 1.2 billion shares of common stock, $1.00 par value per share, and 50,000 shares of preferred stock, $100 par value per share. As of April 2, 2016, 393,512,230 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

General

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, unless or except to the extent that the presence of a larger number may be required by our certificate of incorporation or the Delaware General Corporation Law, which we refer to as the DGCL. Special meetings of the stockholders may only be called by the board of directors, the chairman of the board of directors or the chief executive officer. Except as may be otherwise provided by applicable law, our certificate of incorporation or our bylaws, all matters shall be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present. Except as may be otherwise provided by our certificate of incorporation, a nominee shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against, provided that if, on the tenth business day before we mail our notice of meeting to the stockholders, the number of nominees exceeds the number of directors to be elected, the election shall be decided by a plurality.

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed; or

•	purchase additional stock or to maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Directors’ Liability

Our certificate of incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Our certificate of incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for the common stock.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Removal of Directors by Stockholders. Our bylaws provide that, except as otherwise provided by our certificate of incorporation or the DGCL, any one or more or all of the members of our board of directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares entitled to vote thereon.

Stockholder Nomination of Directors. Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not less than 60 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to the date of such meeting or (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.

Delaware Business Combination Statute. Section 203 of the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•	the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred Stock

General

Under our charter, we have authority to issue 50,000 shares of preferred stock, $100 par value per share. The terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue our preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless we have paid in full, or set apart for payment, such accumulated but unpaid dividends on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC. When we refer to “we,” “our,” and “us” in this “Description of Depositary Shares,” we mean Thermo Fisher Scientific Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. When we refer to “we,” “our,” and “us” in this “Description of Capital Stock,” we mean Thermo Fisher Scientific Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

•	debt securities issued by us or Thermo Fisher International,

•	debt obligations of third parties, including U.S. treasury securities, or

•	any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant of Thermo Fisher and each debt security of Thermo Fisher International will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Thermo Fisher may issue the debt securities, depositary shares, purchase contracts, purchase units and warrants and Thermo Fisher International may issue debt, in each case, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Thermo Fisher Scientific (Finance I) B.V.

        Floating Rate Senior Notes due 2018

Fully and Unconditionally Guaranteed by

Thermo Fisher Scientific Inc.

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

                    , 2016